Exhibit 4.1

AMENDED AND RESTATED
AS OF FEBRUARY 23, 2011

KAMAN CORPORATION

as Issuer

AND

THE BANK OF NEW YORK

MELLON TRUST COMPANY, N.A.

as Trustee

INDENTURE

Dated as of November 19, 2010

3.25% Convertible Senior Notes due 2017

EXHIBITS

CROSS-REFERENCE TABLE

TIA Section	Indenture Section

310(a)(1)	6.09
(a)(2)	6.09
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	6.09
(b)	6.08
311(a)	6.13
(b)	6.13
312(a)	6.17
(b)	6.17
(c)	6.17
313(a)	6.18
(b)(1)	N.A.
(b)(2)	N.A.
(c)	14.03
(d)	6.18(b)
314(a)	4.06; 4.08
(b)	N.A.
(c)(1)	14.05
(c)(2)	14.05
(c)(3)	N.A.
(d)	N.A.
(e)	14.05
(f)	N.A.
315(a)	6.01; 6.02
(b)	5.10
(c)	6.01
(d)	6.01
(e)	5.04
316(a)(last sentence)	7.04
(a)(1)(A)	5.09
(a)(1)(B)	5.09
(a)(2)	N.A.
(b)	9.02
(c)	7.01
317(a)(1)	5.04; 5.07
(a)(2)	5.04
(b)	4.04
318(a)	14.08

“N.A.” means not applicable
Note:  This Cross-Reference table shall not, for any purpose, be deemed to be part of this Indenture.

INDENTURE dated as of November 19, 2010 between Kaman Corporation, a Connecticut corporation, as issuer (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and restated by the FIRST SUPPLEMENTAL INDENTURE dated as of February 23, 2011 between the Company and the Trustee.

WITNESSETH:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 3.25% Convertible Senior Notes due 2017 (hereinafter sometimes called the “Notes”), initially in an aggregate principal amount not to exceed $100,000,000 (or $115,000,000 if the Initial Purchasers exercise their option to purchase additional Notes in full as set forth in the Purchase Agreement), and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Purchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, the valid, binding and legal obligations of the Company, and to constitute a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01      Definitions.  The terms defined in this Section 1.01 (except as herein otherwise expressly provided) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01.  All other terms used in this Indenture that are defined in the Trust Indenture Act or that are by reference therein defined in the Securities Act (except as herein otherwise expressly provided) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture.  The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.  The terms defined in this Article Include the plural as well as the singular.

“Additional Interest” means all amounts, if any, payable pursuant to Sections 4.06(b) and 5.03, as applicable, hereof.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” shall have the meaning specified in Section 2.12(e).

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transfer or transaction and as in effect from time to time.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

“Board of Directors” means the board of directors of the Company.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which the banking institutions in The City of New York are authorized or obligated by law or executive order to close or be closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Cash Election” shall have the meaning specified in Section 12.03(a)(2).

“Cash Percentage” shall have the meaning specified in Section 12.03(a)(2)(i).

“Cash Percentage Notice” shall have the meaning specified in Section 12.03(a)(2)(i).

“Certificated Notes” means Notes that are in registered definitive form.

“close of business” means 5:00 p.m. (New York City time).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means, subject to Section 12.07, shares of common stock of the Company, par value $1 per share, at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means Kaman Corporation, a Connecticut corporation, and subject to the provisions of Article 10, shall include its successors and assigns.

“Company Order” means a written request or order signed in the name of the Company (i) by its Chairman, its President, Chief Executive Officer or a Vice President—Finance and (ii) by its Chief Financial Officer, its Treasurer or an Assistant Treasurer and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

“Continuing Director” means a director who either was a member of the Board of Directors on November 19, 2010 or who becomes a member of the Board of Directors subsequent to that date and whose election, re-election, appointment or nomination for election by the stockholders of the Company is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors in which such individual is named as nominee for director.

“Conversion Agent” shall have the meaning specified in Section 2.03.

“Conversion Date” shall have the meaning specified in Section 12.02(a)(i).

“Conversion Obligation” shall have the meaning specified in Section 12.01(a).

“Conversion Price” means as of any date, $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” means 29.4499 shares of Common Stock, per $1,000 principal amount of Notes, subject to adjustment as set forth in Sections 12.04 and 12.05.

“Corporate Trust Office” means the office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 525 William Penn Place, 38th Floor, Pittsburgh, PA 15259, Attention:  Corporate Trust Department, or such other address as the Trustee may designate from time to time by notice to the Noteholders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Noteholders and the Company).

“Custodian” means the Trustee, as custodian for the Depositary, with respect to the Global Notes, or any successor entity thereto.

“Daily Conversion Value” means, for each of the 40 consecutive VWAP Trading Days in an Observation Period, one fortieth (1/40th) of the product of (i) the Conversion Rate in effect on such VWAP Trading Day and (ii) the Daily VWAP on such VWAP Trading Day.

“Daily Settlement Amount” means, for each of the 40 consecutive VWAP Trading Days in an Observation Period:

(a)       an amount of cash equal to the lesser of (i) one fortieth (1/40th) of $1,000 and (ii) the Daily Conversion Value (such minimum, the “Daily Principal Portion”); and

(b)       to the extent the Daily Conversion Value for such VWAP Trading Day exceeds one fortieth (1/40th) of $1,000, a number of shares of the Common Stock (the “Daily Share Amount”), subject to the Company’s right to pay cash in lieu of all or a portion of such number of shares of the Common Stock pursuant to Section 12.03(a)(2), equal to the fraction, the numerator of which equals the excess of (i) the Daily Conversion Value for such VWAP Trading Day over (ii) the Daily Principal Portion for such Trading Day, and the denominator of which equals the Daily VWAP for such VWAP Trading Day.

“Daily Share Amount” has the meaning specified in the definition of “Daily Settlement Amount.”

“Daily VWAP” means, for each of the 40 consecutive VWAP Trading Days in an Observation Period, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “KAMN <equity> AQR” (or any successor thereto if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such VWAP Trading Day, using a volume-weighted average method, determined in a commercially reasonable manner by the Board of Directors).  The Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Interest” means any interest (including any Additional Interest) on any Note that is payable, but is not punctually paid or duly provided for, on any May 15 or November 15 of each year, beginning May 15, 2011.

“Depositary” means, with respect to the Global Notes, the Person specified in Section 2.01(a) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Distributed Property” shall have the meaning specified in Section 12.05(c).

“DTC” means The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York.

“Effective Date” shall have the meaning specified in Section 12.04(a).

“Event of Default” shall have the meaning specified in Section 5.01.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market regular way without the right to receive the issuance, dividend or distribution in question from the Company or, if applicable, from the seller of the shares of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expiration Date” shall have the meaning specified in Section 12.05(e).

“Expiration Time” shall have the meaning specified in Section 12.05(e).

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means a fiscal year of the Company.

“Freely Tradable” means, with respect to the Notes and the shares of Common Stock issuable upon conversion of the Notes, if any, that such Notes or such shares of Common Stock, if any, (i) are eligible to be sold by a Person who has not been an Affiliate of the Company during the preceding three months without any volume or manner of sale restrictions under the Securities Act, (ii) do not bear a Restricted Securities Legend or Restricted Stock Legend and (iii) with respect to Global Notes only, are identified by an unrestricted CUSIP number in the facilities of the Depositary.

“Free Trade Date” means the date that is one year after the last date of original issuance of the Notes.

“Fundamental Change” means the occurrence after the original issuance of the Notes of any of the following events:

(a)       any “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company or its Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(b)       consummation of any binding share exchange, exchange offer, tender offer, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s Subsidiaries (any such exchange, offer, consolidation, merger, transaction or series of transactions being referred to herein as an “event”); provided, however, that any such event where the holders of more than 50% of shares of Common Stock immediately prior to such event, own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving person or transferee or the parent thereof immediately after such event shall not be a Fundamental Change;

(c)        the first day on which Continuing Directors cease to constitute at least a majority of the Board of Directors;

(d)        the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(e)         the Common Stock (or other common stock into which the Notes are then convertible) ceases to be listed on the NASDAQ Global Select Market, the NASDAQ Global Market or the New York Stock Exchange,

provided, however, in the case of an event described in clause (b) above, a Fundamental Change will not be deemed to have occurred if at least 90% of the consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in the transaction or event constituting the Fundamental Change consists of shares of Publicly Traded Securities, and as a result of the transaction or event, the Daily Share Amount the holder of a Note is entitled to receive upon conversion is deliverable solely in such Publicly Traded Securities (subject to the Company’s right to pay cash in lieu of all or a portion of such Publicly Traded Securities) and the Daily Conversion Value is based solely on the Daily VWAP of such Publicly Traded Securities.

For purposes of this definition, whether a “person” is a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act and “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Fundamental Change Company Notice” shall have the meaning specified in Section 13.01(b).

“Fundamental Change Expiration Time” shall have the meaning specified in Section 13.01(b)(ix).

“Fundamental Change Purchase Date” shall have the meaning specified in Section 13.01(a).

“Fundamental Change Purchase Notice” shall have the meaning specified in Section 13.01(a)(i).

“Fundamental Change Purchase Price” shall have the meaning specified in Section 13.01(a).

“Global Note” shall have the meaning specified in Section 2.01(a).

“Global Securities Legend” means a legend set forth in Exhibit A.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Dividend Threshold” shall have the meaning specified in Section 12.05(d).

“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBS Securities Inc. and the several initial purchasers named in Schedule A to the Purchase Agreement.

“Interest Payment Date” means each May 15 and November 15 of each year, beginning on May 15, 2011;

“Interest Record Date,” with respect to any Interest Payment Date, shall mean the May 1 or November 1 (whether or not such day is a Business Day) immediately preceding the relevant Interest Payment Date, respectively.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the last bid price and last ask price or, if more than one in either case, the average of the average last bid prices and the average last ask prices) on that date as reported in composite transactions for the principal United States national or regional securities exchange on which the Common Stock is listed for trading.  The Last Reported Sale Price will be determined without reference to after-hours or extended market trading.  If the Common Stock is not listed for trading on a United States national or regional securities exchange on the relevant date, then the Last Reported Sale Price of the Common Stock will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the Pink OTC Markets Inc. or similar organization.  If the Common Stock is not so quoted, the Last Reported Sale Price of the Common Stock will be determined by a United States nationally recognized independent investment banking firm selected by the Company for this purpose.

“Make-Whole Conversion Rate Adjustment” shall have the meaning specified in Section 12.04(a).

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change under clause (a) or (b) of the definition thereof (in the case of any Fundamental Change described in clause (b) of the definition thereof, determined without regard to the proviso in such clause (b), but subject to the paragraph immediately following clause (e) of the definition thereof).

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 12.04(a).

“Market Disruption Event” means, (i) a failure by the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) on any Scheduled Trading Day for the Common Stock, the occurrence or existence prior to 1:00 p.m., New York City time, for more than a one half-hour period in the aggregate during regular trading hours, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Maturity Date” means November 15, 2017.

“Measurement Period” shall have the meaning specified in Section 12.01(a)(ii).

“Merger Event” shall have the meaning specified in Section 12.07(a).

“Note” or “Notes” shall mean any note or notes, as the case may be, authenticated and delivered under this Indenture.

“Noteholder” or “holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular Note is registered on the Note Register.

“Note Register” means the register maintained at the Corporate Trust Office pursuant to Section 4.02.

“Note Registrar” means the Trustee for the purpose of registering Notes and Transfers of Notes as herein provided.

“Notice of Conversion” shall have the meaning specified in Section 12.02(a).

“Observation Period” means, with respect to any Note, (i) if the Conversion Date of such Note occurs prior to the 60th Scheduled Trading Day immediately preceding the Maturity Date, the 40 consecutive VWAP Trading Day period beginning on and including the second Scheduled Trading Day (or, if such Scheduled Trading Day is not a VWAP Trading Day, the immediately following VWAP Trading Day) after such Conversion Date, and (ii) if the Conversion Date of such Note occurs on or after the 60th Scheduled Trading Day immediately preceding the Maturity Date, the 40 consecutive VWAP Trading Day period beginning on and including the 42nd Scheduled Trading Day (or, if such Scheduled Trading Day is not a VWAP Trading Day, the immediately following VWAP Trading Day) immediately preceding November 15, 2017.

“Offering Memorandum” means the final offering memorandum dated November 15, 2010 relating to the offering and sale of the Notes.

“Officer” means, with respect to the Company, (i) the Chairman of the Board, the Chief Executive Officer, the President, any Vice President or the Chief Financial Officer, and (ii) the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary.

“Officers’ Certificate” means a certificate signed by two officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company.  Each Officers’ Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).

“open of business” or “opening of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee, that is delivered to the Trustee.  Each such opinion shall include the statements provided for in Section 14.05 if and to the extent required by the provisions of such Section.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 7.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(f)      Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(g)     Notes that have been paid pursuant to Section 2.09 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(h)     Notes that have become due and payable, whether at the Maturity Date, any Fundamental Change Purchase Date, upon conversion or otherwise, for which the Company has deposited with the Trustee or delivered to Noteholders, as applicable, cash or cash and shares of Common Stock, if any (solely to satisfy the Company’s Conversion Obligation, if applicable), sufficient to pay all of the outstanding Notes and all other sums due payable under this Indenture by the Company; and

(i)       Notes converted pursuant to Article 12.

“Paying Agent” shall have the meaning specified in Section 2.03.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Publicly Traded Securities” means shares of common stock or depositary receipts evidencing interests in ordinary shares or common equity that are traded on the NASDAQ Global Select Market, the NASDAQ Global Market or the New York Stock Exchange or that will be so traded when issued or exchanged in connection with a Fundamental Change described in clause (b) of the definition thereof.

“Purchase Agreement” means that certain Purchase Agreement, dated as of November 15, 2010, among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc., as representatives of the Initial Purchasers.

“QIBs” shall have the meaning specified in Section 2.01(a).

“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Reference Property” shall have the meaning specified in Section 12.07.

“Register” shall have the meaning specified in Section 2.03.

“Registrar” shall have the meaning specified in Sections 2.03.

“Resale Restriction Termination Date” shall have the meanings set forth in Exhibit A and Exhibit E.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture or any other officer of the Trustee to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Note” shall have the meaning specified in Section 2.06(f)(i).

“Restricted Securities Legend” means a legend in the form set forth in Exhibit A, or any other substantially similar legend indicating the restricted status of the Notes under Rule 144.

“Restricted Stock Legend” means a legend in the form set forth in Exhibit E, or any other substantially similar legend indicating the restricted status of the shares of Common Stock under Rule 144.

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading.  If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Significant Subsidiary” means, at any date of determination, any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X promulgated under the Securities Act as in effect on November 15, 2010.

“Specified Corporate Transaction” has the meaning specified in Section 12.01(a)(iv).

“Specified Corporate Transaction Notice” has the meaning specified in Section 12.01(a)(iv).

“Spin-off” shall have the meaning specified in Section 12.05(c).

“Stock Price” means (a) in the case of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change in which holders of Common Stock receive solely cash consideration in connection with such Make-Whole Fundamental Change, the amount of cash paid per share of the Common Stock and (b) in the case of any other Make-Whole Fundamental Change, the average of the Last Reported Sale Prices per share of Common Stock over the period of five consecutive Trading Days ending on, and including, the Trading Day immediately preceding the Effective Date of such Make-Whole Fundamental Change.  The Board of Directors will make appropriate adjustments, in its good faith judgment, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during such five consecutive Trading Day period.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 10.01(a).

“Temporary Notes” shall have the meaning specified in Section 2.09.

“Trading Day” means a day on which (i) trading in the Common Stock generally occurs on the NASDAQ Global Select Market or, if the Common Stock is not then listed on the NASDAQ Global Select Market, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded, and (ii) a Last Reported Sale Price for our Common Stock is available on such securities exchange or market.  If the Common Stock (or other security for which a Last Reported Sale Price must be determined) is not so listed or traded, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any date of determination means the average of the bona fide secondary market bid quotations obtained by the Company for $5.0 million principal amount of Notes (expressed as a price per $1,000 principal amount) at approximately 3:30 p.m., New York City time, on such determination date from three independent United States nationally recognized securities dealers selected by the Company; provided that if three such bids cannot reasonably be obtained by the Company, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Company, that one bid shall be used.  If the Company cannot reasonably obtain at least one bid for $5.0 million principal amount of Notes from a United States nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.

“Trading Price Product” shall have the meaning specified in Section 12.01(a)(ii).

“transfer” shall have the meaning specified in Section 2.06(i).

“Trust Indenture Act” or “TIA’ means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture, except as provided in Section 9.03 and Section 12.07; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Unit of Reference Property” shall have the meaning specified in Section 12.07(a).

“Valuation Period” shall have the meaning specified in Section 12.05(c).

“VWAP Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on the NASDAQ Global Select Market or, if the Common Stock is not then listed on the NASDAQ Global Select Market, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock (or any other security for which a Daily VWAP must be determined) is not so listed or traded, “VWAP Trading Day” means a “Business Day.”

“Weighted Average Consideration” shall have the meaning specified in Section 12.07(a).

ARTICLE II
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
AND EXCHANGE OF NOTES

SECTION 2.01      Form and Dating.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is a part of this Indenture.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  The Company shall provide any such notations, legends or endorsements to the Trustee in writing.  Each Note shall be dated the date of its authentication.  Except as otherwise expressly permitted in this Indenture, all Notes shall be identical in all respects.  Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class.

(a)       Initial Notes.  The Notes initially shall be offered and sold only to qualified institutional buyers as defined in Rule 144A (“QIBs”) in reliance on Rule 144A and shall be issued in global form (a “Global Note”) that shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of DTC or the nominee thereof (DTC, or any successor thereto, and any such nominee being hereinafter referred to as the “Depositary”), duly executed by the Company and authenticated by the Trustee as hereinafter provided.

(b)       Global Notes in General.  Each Global Note shall represent the outstanding Notes as shall be specified therein and each Global Note shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases by the Company and conversions.

Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.  Payment of the principal, accrued and unpaid interest (including Additional Interest), if any, or payment of the Fundamental Change Purchase Price on the Global Note shall be made to the holder of such Note on the date of payment, unless a record date or other means of determining holders eligible to receive payment is provided for herein.

(c)        Book-Entry Provisions.  This Section 2.01(c) shall apply only to Global Notes deposited with or on behalf of the Depositary.  The Company shall execute and the Trustee shall, in accordance with Section 2.02, authenticate and deliver Global Notes that (a) shall be registered in the name of the Depository or the nominee of the Depositary and (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions.

(d)        Legends.

(i)          Each Global Note shall bear the Global Securities Legend set forth in Exhibit A unless otherwise directed by the Company.

(ii)         Each Restricted Note shall bear the Restricted Securities Legend set forth in Exhibit A.  Each Note that bears or is required to bear the Restricted Securities Legend shall be subject to the restrictions on transfer set forth therein, and each holder of such Note, by such holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.

(iii)        Every stock certificate representing the shares of Common Stock issued in the circumstances described in Section 2.06(g) hereof shall bear the Restricted Stock Legend set forth in Exhibit E unless removed in accordance with the provisions of Section 2.06(j) or otherwise at the direction of the Company.

SECTION 2.02      Execution and Authentication.  The Notes shall be executed on behalf of the Company by any Officer.  The signature of the Officer on the Notes may be manual or facsimile.  If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

At any time on and after the original issuance of the Notes, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a written order of the Company in the form of an Officer’s Certificate for the authentication and delivery of such Notes, and the Trustee, in accordance with such written order of the Company, shall authenticate and deliver such Notes.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Notes shall originally be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple thereof.

The aggregate principal amount of Notes that may be authenticated by the Trustee under this Indenture is initially limited to $115,000,000, subject to Section 2.14 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Sections 2.06, 2.07, 2.09, 2.12, 9.04, 12.02 and 13.03 hereof.

The Trustee may appoint authenticating agents. The Trustee may at any time on and after the original issuance of the Notes appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so, except any Notes issued pursuant to Section 2.07 hereof. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same right to deal with the Company as the Trustee with respect to such matters for which it has been appointed.

SECTION 2.03      Registrar Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Notes may be presented for payment (“Paying Agent”), an office or agency where Notes may be presented for conversion (“Conversion Agent”) and an office or agency where notices to orupon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register for the recording of, and shall record, the names and addresses of holders of the Notes, the Notes held by each holder and the transfer, exchange and conversion of Notes (the “Register”). The entries in the Register shall be conclusive, and the parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a holder hereunder for all purposes of this Indenture. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.02. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.02.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. Any such agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee may agree to act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.06. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

The Company initially appoints the Trustee as the Paying Agent, the Conversion Agent, and the Registrar, in connection with the Notes, and the Corporate Trust Office to be such office or agency of the Company for the aforesaid purposes. The Company may at any time rescind the designation of the Paying Agent, Conversion Agent or the Registrar or approve a change in the location through which any of them acts.

SECTION 2.04      Paying Agent and Conversion Agent to Hold Money and Shares in Trust.  Except as otherwise provided herein, on or prior to each due date of payment or delivery of conversion consideration in respect of any Note, the Company shall deposit with the Paying Agent or Conversion Agent, as the case may be, a sum of money (in immediately available funds if deposited on the due date) and shares of Common Stock, if applicable, sufficient to make such payments or satisfy such conversion obligations when so becoming due.  The Paying Agent and Conversion Agent shall (or, if the Paying Agent or Conversion Agent is not a party hereto, the Company shall require each Paying Agent or Conversion Agent to agree in writing that such Paying Agent or Conversion Agent shall) hold in trust for the benefit of holders or the Trustee (if the Trustee is not the Paying Agent or Conversion Agent) all money and shares of Common Stock, if any, held by the Paying Agent or Conversion Agent for the making of payments or satisfaction of conversion obligations in respect of the Notes and shall notify the Trustee (if the Trustee is not the Paying Agent or Conversion Agent) of any default by the Company in making any such payment or conversion obligation.  At any time during the continuance of any such default, the Paying Agent or Conversion Agent (if not the Trustee) shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and shares of Common Stock, if any, so held in trust.  If the Company or a wholly owned Subsidiary acts as Paying Agent or Conversion Agent, it shall segregate the money and shares of Common Stock, if any, held by it as Paying Agent or Conversion Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent or Conversion Agent to pay all money and shares of Common Stock, if any, held by it to the Trustee and to account for any funds and shares of Common Stock, if any, disbursed by the Paying Agent or Conversion Agent.  Upon complying with this Section 2.04, the Paying Agent or Conversion Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05      Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee, promptly after each Record Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders.

SECTION 2.06      Transfer and Exchange.

(a)       Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Note, together with a written instrument of transfer satisfactory to the Registrar duly executed by the holder or such holder’s attorney-in-fact duly authorized in writing, at the office or agency of the Company-designated Registrar or co-Registrar pursuant to Section 2.03, (i) the Company shall execute, and the Trustee (or any authenticating agent) shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture and (ii) the Registrar shall record the information required pursuant to Section 2.03 regarding the designated transferee or transferees in the Register.  The Company shall not charge a service charge for any registration of transfer or exchange, but the Company and the Trustee may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of, transfer or exchange of the Notes from the holder requesting such transfer or exchange.

At the option of the holder, Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged, at such office or agency, together with a written instrument of transfer satisfactory to the Registrar duly executed by the holder or such holder’s attorney-in-fact duly authorized in writing, and documents of identity and title satisfactory to Registrar.  Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes in respect of which a Fundamental Change Purchase Notice has been given and not validly withdrawn by the holder thereof in accordance with the terms of this Indenture (except, in the case of Notes to be repurchased in part, the portion of such Notes not to be repurchased).

(b)       Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b).  Transfers of a Global Note shall be limited to transfers of such Global Note to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(c)        Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register.

(d)        Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

(e)         No Registrar shall be required to make registrations of transfer or exchange of Notes during any periods designated in Section 13.03 or otherwise in this Indenture as periods during which such registration of transfers and exchanges need not be made.

(f)          Transfer Restrictions.

(i)          Every Note that bears or is required under this Section 2.06(f) to bear the Restricted Securities Legend required by Section 2.01(d) (the “Restricted Notes”) shall be subject to the restrictions on transfer set forth in this Section 2.06(f) unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the holder of each such Restricted Note, by such holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.  As used in this Section 2.06(f), and Sections 2.06(g), 2.12(b) and 2.12(c), the term “transfer” encompasses any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Note.  Except as otherwise provided in this Indenture with respect to any Restricted Notes (including, without limitation, Section 2.06(i) below) or as permitted under the terms of such Restricted Securities Legend, if a request is made to remove the legend on any Restricted Note, the legend shall not be removed unless there is delivered to the Company and the Registrar such satisfactory evidence that neither the Restricted Securities Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144, that such Notes are not “restricted” within the meaning of Rule 144 or that transfers thereof comply with all other applicable securities laws and regulations.  In such a case, upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Note pursuant to a registration statement that is effective at the time of such sale, the Trustee, pursuant to a Company Order, shall authenticate and deliver a Note that does not bear the Restricted Securities Legend.

(ii)          Except as provided elsewhere in this Indenture (including, without limitation, Section 2.06(i) below), until the later of (x) the date that is one year after the last date of original issuance of the Notes and (y) the date that is three months after the holder ceases to be an Affiliate of the Company, any certificate evidencing such Notes (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the Restricted Stock Legend, if applicable) shall bear the Restricted Securities Legend unless such Notes have been transferred (A) to the Company, (B) under a registration statement that has been declared effective under the Securities Act, (C) to a Person the seller reasonably believes is a QIB that is purchasing for its own account or for the account of another QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, all in compliance with Rule 144A, or (D) under any other available exemption from the registration requirements of the Securities Act.

(iii)         No transfer of any Note prior to the Free Trade Date will be registered by the Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

(g)          Legends on the Common Stock.

(i)           Except as provided elsewhere in this Indenture (including, without limitation, Section 2.06(j) below), until the later of (x) the date that is one year after the last date of original issuance of the Notes and (y) the date that is three months after the holder of such shares of Common Stock ceases to be an Affiliate of the Company, any stock certificate representing shares of the Common Stock issued upon conversion of such Notes shall bear the Restricted Stock Legend unless the Notes or such Common Stock, as applicable, has been transferred (a) to the Company; (b) under a registration statement that has been declared effective under the Securities Act; (c) to a Person the holder reasonably believes is a QIB that is purchasing for its own account or for the account of another QIB pursuant to a valid private placement exemption under the Securities Act and to whom notice is given that the transfer is being made in reliance on such an exemption; or (d) under any other available exemption from the registration requirements of the Securities Act.

(ii)          Any such shares of Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, subject to applicable securities laws and regulations and upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock which shall not bear the Restricted Stock Legend.

(h)          The Company shall not permit any Note that is purchased or owned by the Company or any Affiliate thereof to be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Notes, as the case may be, no longer being “restricted securities” (as defined under Rule 144).  If the legend is removed from the face of a Note and the Note is subsequently held by the Company or an Affiliate of the Company, the legend shall be reinstated.

(i)           So long as and to the extent that any Notes are represented by one or more Global Notes held by or on behalf of the Depositary only, the Company may cause the removal of the Restricted Securities Legend from such Notes at any time on or after the Free Trade Date by:

(i)           providing to the Trustee written notice stating that the Free Trade Date has occurred and instructing the Trustee to remove the Restricted Securities Legend from such Notes;

(ii)          providing to the holders of such Notes written notice that the Restricted Securities Legend has been removed or deemed removed;

(iii)         providing to the Trustee and the Depositary written notice to change the CUSIP number for the Notes to the applicable unrestricted CUSIP number; and

(iv)         complying with any Applicable Procedures for delegending;

whereupon the Restricted Securities Legend shall be deemed removed from any Global Notes without further action on the part of holders.

(j)           On and after the Free Trade Date, the Company shall also (i) instruct the transfer agent for the Common Stock to remove the Restricted Stock Legend from any shares of Common Stock issued upon conversion of the Notes that bear the Restricted Stock Legend; (ii) notify the holders of any shares of Common Stock issued upon conversion of the Notes (to the extent any shares of Common Stock have been issued upon conversion of the Notes) that such Restricted Stock Legend has been removed; (iii) if relevant, notify the transfer agent for the Common Stock to change the CUSIP number for any shares of Common Stock issued upon conversion of the Notes to the applicable unrestricted CUSIP number; and (iv) comply with any Applicable Procedures that apply to the delegending of any shares of Common Stock issued upon conversion of a Note.

SECTION 2.07      Replacement Notes.  If a mutilated Note is surrendered to the Registrar or if the holder of a Note claims that such Note has been lost, destroyed or stolen and the holder provides evidence of the loss, theft or destruction satisfactory to the Company and the Trustee, the Company shall issue, and the Trustee shall authenticate, a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the holder satisfies any other reasonable requirements of the Trustee.  If required by the Trustee or the Company, such holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Note is replaced.  The Company and the Trustee may charge the holder for their expenses in replacing a Note.

Upon the issuance of any new Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.07 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of (and shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated , destroyed, lost or stolen Notes.

SECTION 2.08      Outstanding Notes.  Notes outstanding at any time include and are limited to all Notes authenticated by the Trustee except (i) those cancelled by it, (ii) those delivered to it for cancellation and (iii) those deemed not outstanding under this Section 2.08.  If the Company or an Affiliate of the Company holds the Note, a Note does not cease to be outstanding; provided, however, that for purposes of determining whether the holders of the requisite principal amount of Notes have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding.  Subject to the foregoing, only Notes outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Article 7).

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

If the Paying Agent holds, in accordance with this Indenture, on a Fundamental Change Purchase Date or on the Maturity Date, money sufficient to pay Notes payable on that date, then immediately after such Fundamental Change Purchase Date or Maturity Date, as the case may be, such Notes shall cease to be outstanding, interest (including Additional Interest), if any, on such Notes shall cease to accrue and such Notes shall cease to be convertible.

If a Note is converted in accordance with Article 12, then from and after the time of conversion on the Conversion Date, such Note shall cease to be outstanding and interest (including any Additional Interest), if any, shall cease to accrue on such Note.

SECTION 2.09      Temporary Notes.  Until Certificated Notes are ready for delivery, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed) (“Temporary Notes”).  Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of Certificated Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company.  Every such Temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Certificated Notes.  Without unreasonable delay the Company will prepare, execute and deliver to the Trustee or such authenticating agent Certificated Notes (other than any Global Note) and thereupon any or all Temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such Temporary Notes an equal aggregate principal amount of Certificated Notes.  Such exchange shall be made by the Company at its own expense and without any charge therefor.  Until so exchanged, the Temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Certificated Notes authenticated and delivered hereunder.

SECTION 2.10      Cancellation.  The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar, Conversion Agent and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, conversion, purchase, or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, conversion, purchase, payment or cancellation and shall dispose of such Notes in its customary manner.  The Company may not issue new Notes to replace Notes it has purchased, paid or delivered to the Trustee for cancellation or that any holder has converted pursuant to Article 12.

SECTION 2.11      Persons Deemed Owners.  Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving payment of principal, interest (including Additional Interest), if any, or payment of the Fundamental Change Purchase Price, for the purpose of conversion and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 2.12      Transfer of Notes.

(a)           Notwithstanding any other provisions of this Indenture or the Notes, (A) transfers of a Global Note, in whole or in part, shall be made only in accordance with Sections 2.06 and 2.12(a)(i); (B) transfers of a beneficial interest in a Global Note for a Certificated Note shall comply with Sections 2.06 and 2.12(a)(ii), and (C) transfers of a Certificated Note shall comply with Sections 2.06 and 2.12(a)(iii) and (iv) below.  All such transfers shall comply with the Applicable Procedures to the extent so required.

(i)          Transfer of Global Note. A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no transfer of a Global Note to any other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Note that is issued in exchange for a Global Note but is not itself a Global Note. No transfer of a Note to any Person shall be effective under this Indenture or the Notes unless and until such Note has been registered in the name of such Person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section 2.12(a).

(ii)          Restrictions on Transfer of a Beneficial Interest in a Global Note for a Certificated Note.

(A)         A beneficial interest in a Global Note may not be exchanged for a Certificated Note unless:

(1)           DTC notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note and a successor Depositary is not appointed by the Company within 90 days of such notice;

(2)           DTC ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days of such cessation, in which case Certificated Notes shall be issued to all owners of beneficial interests in a Global Note in exchange for their beneficial interests; or

(3)           An Event of Default has occurred and is continuing, in which case, the owner of a beneficial interest in a Global Note will be entitled to receive a Certificated Note in exchange for its beneficial interest in such Global Note.

In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this Section 2.12(a)(ii), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

(B)          Upon receipt by the Registrar of instructions from the holder of a Global Note directing the Registrar to (x) issue one or more Certificated Notes in the amounts specified to the owner of a beneficial interest in such Global Note and (y) debit or cause to be debited an equivalent amount of beneficial interest in such Global Note, subject to the Applicable Procedures:

(1)           the Registrar shall notify the Company and the Trustee of such instructions and identify the owner of and the amount of such beneficial interest in such Global Note;

(2)           the Company shall promptly execute, and upon Company Order, the Trustee shall authenticate and deliver, to such beneficial owner Certificated Note(s) in an equivalent amount to such beneficial interest in such Global Note; and

(3)           the Registrar shall decrease such Global Note by such amount in accordance with the foregoing.

(iii)         Transfer and Exchange of Certificated Notes.  When Certificated Notes are presented to the Registrar with a request:  (x) to register the transfer of such Certificated Notes; or (y) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Notes surrendered for transfer or exchange:

(A)         must be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed in writing by the holder thereof or its duly authorized attorney-in-fact; and

(B)          so long as such Notes are “restricted securities” (as defined under Rule 144), such Notes are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (1), (2) or (3) below, and are accompanied by the following additional information and documents, as applicable:

(1)           if such Certificated Notes are being delivered to the Registrar by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect; or

(2)           if such Certificated Notes are being transferred to the Company, a certification from such holder to that effect; or

(3)           if such Certificated Notes are being transferred pursuant to an exemption from registration, (i) a certification from such holder to that effect (in the form set forth in Exhibit D, if applicable) and (ii) if the Company so requests, an Opinion of Counsel in form and substance reasonably satisfactory to the Company or any other evidence as to the compliance with the restrictions set forth in the legend thereon that is reasonably satisfactory to the Company.

(iv)         Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note.  (a) A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below.

Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(A)         so long as the Notes are Restricted Notes, certification, in the form set forth in Exhibit D, that such Certificated Note is being transferred to a QIB in accordance with Rule 144A; and

(B)          written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Note and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Certificated Note to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Certificated Note so cancelled.  If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, a new Global Note in the appropriate principal amount.

(b)          Subject to the succeeding Section 2.12(c), every Note shall be subject to the restrictions on transfer provided in Section 2.06(f), including the delivery of an opinion of counsel, if so required.  Whenever any Restricted Note is presented or surrendered for registration of transfer or for exchange for a Note registered in a name other than that of the holder, such Note must be accompanied by a certificate in substantially the form set forth in Exhibit D, dated the date of such surrender and signed by the holder of such Note, as to compliance with such restrictions on transfer.  The Registrar shall not be required to accept for such registration of transfer or exchange any Note not so accompanied by a properly completed certificate.

(c)          The restrictions imposed by Section 2.06(f) upon the transferability of any Note shall cease and terminate when such Note has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144.  Any Note as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, if such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable in form and substance to the Company, addressed to the Company, to the effect that the transfer of such Note has been made in compliance with Rule 144), be exchanged for a new Note, of like tenor and aggregate principal amount, which shall not bear the legends required by Section 2.01(d).  The Company shall inform the Trustee upon the occurrence of the Free Trade Date and promptly after a registration statement with respect to the Notes or any shares of Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act.  The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

(d)          The provisions of clauses (i), (ii), (iii) and (iv) below shall apply only to Global Notes:

(i)           Notwithstanding any other provisions of this Indenture or the Notes, a Global Note shall not be exchanged in whole or in part for a Note registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Note may be exchanged for Notes registered in the name of any Person designated by the Depositary if (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (B) an Event of Default has occurred and is continuing with respect to the Notes.  Any Global Note exchanged pursuant to clause (A) above shall be so exchanged in whole and not in part, and any Global Note exchanged pursuant to clause (B) above may be exchanged in whole or, from time to time, in part as directed by the Depositary.  Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

(ii)          Notes issued in exchange for a Global Note or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein.  Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar.  With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee.  Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(iii)          Subject to the provisions of Section 2.12(e), a holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which such holder is entitled to take under this Indenture or the Notes.

(iv)         In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Notes in definitive, fully registered form, without interest coupons.

(e)          Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf any Agent Member may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever.  The Trustee shall have no responsibility or obligation to any Agent Members or any other Person on whose behalf Agent Members may act with respect to (i) any ownership interests in the Global Note, (ii) the accuracy of the records of the Depositary or its nominee (iii) any notice required hereunder or (iv) any payments, under or with respect to, the Global Note.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Note.  The registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a holder is entitled to take under this Indenture or the Notes.

SECTION 2.13      CUSIP and ISIN Numbers.

(a)          The Company, in issuing the Notes, shall use restricted CUSIP and ISIN numbers for such Notes (if then generally in use) until such time as the Restricted Securities Legend is removed pursuant to Section 2.06(i).  At such time as the legend is removed from such Notes pursuant to Section 2.06(i), the Company will use an unrestricted CUSIP number for such Note, but only with respect to the Notes where so removed.  The Trustee may use CUSIP and ISIN numbers in notices as a convenience to holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the CUSIP or ISIN number that appears on any Note, check, advice of payment or notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any action taken in connection with such a notice shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee in writing in the event of any change in the CUSIP or ISIN numbers.

(b)          Until such time as the Restricted Stock Legend is no longer required to be borne by any shares of Common Stock issued upon the conversion of the Notes pursuant to Section 2.06(g) or otherwise, any shares of Common Stock issued upon conversion of the Notes shall bear a restricted CUSIP number.  At such time as the Restrictive Stock Legend is no longer required to be borne by any shares of Common Stock issued upon the conversion of the Notes pursuant to Section 2.06(g) or otherwise, any shares of Common Stock issued upon conversion of the Notes shall bear an unrestricted CUSIP number.

SECTION 2.14      Additional Notes; Repurchases.  The Company may, without the consent of the Noteholders and notwithstanding Section 2.02, reopen this Indenture and increase the principal amount of the Notes by issuing additional Notes in the future pursuant to this Indenture with the same terms and with the same CUSIP number as the Notes initially issued hereunder in an unlimited aggregate principal amount, provided that the Company may use a temporary CUSIP number for securities law purposes and provided further that no such additional Notes may be issued unless they will be fungible with the original Notes for United States federal income tax purposes.  Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 14.05, as the Trustee shall reasonably request.  The Company may also from time to time repurchase the Notes in open market purchases or negotiated transactions without prior notice to Noteholders.

The Trustee shall have the right to decline to authenticate and deliver any Additional Securities under this Section 2.14 if the Trustee, determines that such action may not lawfully be taken by the relevant Issuer or if the Trustee in good faith by its board of directors or board of trustee, executive committee, or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing Noteholders.

ARTICLE III
SATISFACTION AND DISCHARGE

SECTION 3.01      Satisfaction and Discharge.  This Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Noteholders, as applicable, after the Notes have become due and payable, whether at the Maturity Date, any Fundamental Change Purchase Date, upon conversion or otherwise, cash or cash and shares of Common Stock, if any (solely to satisfy the Company’s Conversion Obligation, if applicable), sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.06 shall survive.

ARTICLE IV
PARTICULAR COVENANTS OF THE COMPANY

SECTION 4.01      Payment of Principal, Interest and Additional Interest.

(a)          The Company shall promptly make all payments on the Notes and satisfy all conversion obligations on the dates, in the manner and as otherwise required under the Notes or this Indenture.  If the Company is required to deliver any amounts of cash and/or shares of Common Stock to the Trustee, the Paying Agent or the Conversion Agent, such amounts of cash and/or shares of Common Stock shall be deposited by the Company with the Trustee, the Paying Agent or the Conversion Agent by 10:00 a.m., New York City time, on the Business Day prior to the required date.  The Company may, at its option, make payments on any Certificated Notes by check mailed to a Noteholder’s registered address; provided, however, that if a Noteholder of more than $5,000,000 principal amount of Certificated Notes requests in writing that the Company make payments on its Certificated Notes by wire transfer to an account in the United States, the Company shall, beginning with the interest payment corresponding to the next Record Date, make all subsequent payments due to such Noteholder to such account until such Noteholder notifies the Registrar in writing that the Company should no longer make payments by wire transfer to such account. If the Notes are held in book-entry form, the Company shall make all payments by wire transfer.

(b)          The Company shall make any required interest payments (including of Additional Interest), if any, to the Person in whose name each Note is registered at the close of business on the Record Date for such interest payment.  The principal, accrued and unpaid interest (including Additional Interest), if any, or payment of the Fundamental Change Purchase Price shall be considered paid on the applicable date due if on such date (or, in the case of a Fundamental Change Purchase Price, on the Business Day following the applicable Fundamental Change Purchase Date) the Trustee or the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due.

(c)          The Company shall pay interest on the Notes at a rate of 3.25% per annum, payable semi-annually in arrears on each Interest Payment Date or, if any such day is not a Business Day, the immediately following Business Day.  Interest on a Note shall be paid to the holder of such Note at the Close of Business on May 1 or November 1 (each, an “Interest Record Date”), as the case may be, immediately preceding the related Interest Payment Date, and shall be computed on the basis of a 360-day year comprised of twelve 30-day months.  In the event of the maturity, conversion, or repurchase of a Note by the Company at the option of the holder, interest shall cease to accrue on such Note.  If the Conversion Date for a Note occurs after an Interest Record Date but on or before the corresponding Interest Payment Date, the interest payable on such Interest Payment Date will be paid to the holder of such Note on such Interest Record Date notwithstanding the conversion of such Note.

(d)          Any Defaulted Interest shall forthwith cease to be payable to the Noteholder on the relevant Interest Record Date by virtue of its having been such Noteholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)           The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than twenty-five days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Company shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen days and not less than ten days prior to the date of the proposed payment, and not less than ten days after the receipt by the Trustee of the notice of the proposed payment (unless the Trustee shall consent to an earlier date).  The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each holder at its address as it appears in the Note Register, not less than seven days prior to such special record date.  Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 4.01(d).

(2)           The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system.

SECTION 4.02      Maintenance of Office or Agency.  The Company will maintain, in the continental United States, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange, repurchase, or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Corporate Trust Office of the Trustee shall initially be such office or agency for all of the aforesaid purposes.  The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the Corporate Trust Office of the Trustee).  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Corporate Trust Office.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.

SECTION 4.03      Appointments to Fill Vacancies in Trustee’s Office.  The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee hereunder.

SECTION 4.04      Provisions as to Paying Agent.

(a)           If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)           that it will hold all sums held by it as such agent for the payment of the principal of and accrued and unpaid interest (including any Additional Interest) on the Notes in trust for the benefit of the holders of the Notes;

(ii)          that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal of and accrued and unpaid interest (including any Additional Interest), on the Notes when the same shall be due and payable; and

(iii)         that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

Subject to Section 13.03, the Company shall, on or before each due date of the principal of (including the Fundamental Change Purchase Price), or accrued and unpaid interest or Additional Interest, if any, on the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Fundamental Change Purchase Price), or accrued and unpaid interest or Additional Interest, if any, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action, provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b)          If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of (including the Fundamental Change Purchase Price), accrued and unpaid interest (including any Additional Interest) on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal (including the Fundamental Change Purchase Price), accrued and unpaid interest (including any Additional Interest) so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of (including the Fundamental Change Purchase Price), accrued and unpaid interest (including any Additional Interest) on the Notes when the same shall become due and payable.

(c)          Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained, and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

(d)          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (including the Fundamental Change Purchase Price), accrued and unpaid interest (including any Additional Interest) on any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Purchase Price), interest or Additional Interest has become due and payable shall be paid to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 4.05      Existence.  Subject to Article 10, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 4.06      SEC and Other Reports; Additional Interest.

(a)          For so long as the Notes are outstanding, the Company shall deliver to the Trustee within fifteen days after the same is required to be filed with the Commission, the Company’s annual and quarterly reports, information, documents and other reports which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act) and the Company shall otherwise comply with the requirements of TIA Section 314(a), to the extent applicable.  Documents filed by the Company with the Commission via the EDGAR filing system will be deemed to be filed with the Trustee as of the time such documents are filed via the EDGAR filing system.  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates).

(b)          If, at any time during the six-month period beginning on, and including, the date which is six months after the last date of original issuance of the Notes and ending on the Free Trade Date, the Company fails to timely file (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act) any periodic report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (other than current reports on Form 8-K), and the Company does not cure such failure to file within 14 calendar days, the Company shall pay interest (such interest, and any interest payable pursuant to Section 5.03, “Additional Interest”) on the Notes, accruing from and including the due date of the first missed filing that gives rise to such obligation (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act) and continuing until the earlier of (i) the Free Trade Date and (ii) the date all such filings have been made. During the first 90 days on which such Additional Interest is payable, such Additional Interest shall accrue at a rate of 0.25% per annum; thereafter, such Additional Interest shall accrue at a rate of 0.50% per annum.

(c)          In addition, if the Notes or any shares of the Common Stock issuable upon conversion of the Notes do not become Freely Tradable on and at all times after the Free Trade Date (or the next succeeding Business Day if the Free Trade Date is not a Business Day), the Company will pay Additional Interest on the Notes accruing from and including the Free Trade Date and continuing until the date on which the Notes and any shares of Common Stock issuable upon the conversion of the Notes become Freely Tradable. During the first 90 days on which such Additional Interest is payable, such Additional Interest will accrue at a rate of 0.25% per annum; thereafter, such Additional Interest will accrue at a rate of 0.50% per annum.

(d)          Notwithstanding anything else in this Indenture, in no event will (i) the combined rate of any Additional Interest payable under this Section 4.06 and of any Additional Interest payable under Section 5.03 exceed 0.50% per annum; or (ii) Additional Interest accrue on any day in which (A)(1) the Company has filed a shelf registration statement for the resale of the Notes, (2) such shelf registration statement is effective and usable by Noteholders for the resale of the Notes, and (3) the Noteholders may register the resale of their Notes under such shelf registration statement on terms customary for the resale of convertible securities offered in reliance on Rule 144A; or (B) conditions (A)(1) through (A)(3) of this sentence have been satisfied for a period of two years.

(e)          Whenever Additional Interest is accruing on a Record Date, the Company will pay all accrued and unpaid Additional Interest to the Noteholders of record on such Record Date on the corresponding Interest Payment Date.  If Additional Interest is not accruing on a Record Date, but has accrued since the immediately preceding Record Date, the Company shall pay any accrued and unpaid Additional Interest on the Interest Payment Date corresponding to the latter Record Date to Noteholders of record on the latter Record Date.

If the Company is required to pay Additional Interest to Noteholders, the Company shall provide a direction or order in the form of a written notice to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) of the Company’s obligation to pay such Additional Interest no later than three Business Days prior to the date on which any such Additional Interest is scheduled to be paid.  Such notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, to the Paying Agent) to make payment to the extent it receives funds from the Company to do so.  The Trustee shall not at any time be under any duty or responsibility to any Noteholder to determine whether the Additional Interest is payable, or with respect to the nature, extent, or calculation of the amount of the Additional Interest, or with respect to the method employed in such calculation of the Additional Interest.

SECTION 4.07      Stay, Extension and Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.08      Compliance Certificate; Statements as to Defaults.  The Company shall deliver to the Trustee within 120 days after the end of each Fiscal Year (beginning with the Fiscal Year ending on December 31, 2010) an Officers’ Certificate stating whether or not the signer thereof has knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each such failure and the nature thereof.

In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within thirty days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company proposes to take with respect thereto.

SECTION 4.09      Further Instruments and Acts.  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

ARTICLE V
DEFAULTS AND REMEDIES

SECTION 5.01      Events of Default.  Each of the following shall be an “Event of Default”:

(a)          default in the payment in respect of the principal of any Note at its maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(b)          default in the payment of any interest (including any Additional Interest) upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(c)          the Company’s failure to deliver the consideration due upon the conversion of any Notes in the manner and within the time periods described herein;

(d)          the Company’s failure to timely issue a Fundamental Change Notice as required under Section 13.01(a)(i) or a Specified Corporate Transaction Notice in accordance with Section 12.01(a)(4);

(e)          default in the performance, or breach, of any covenant or agreement of the Company in this Indenture (other than a covenant or agreement a default in the performance or breach of which is specifically dealt with in clauses (a), (b), (c) or (d) of this Section 5.01), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes;

(f)           a default or defaults under any bonds, debentures, notes or other evidences of indebtedness (other than the Notes) by the Company or any Subsidiary that is a Significant Subsidiary (or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) having, individually or in the aggregate, a principal or similar amount outstanding of at least $15.0 million, whether such indebtedness now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such indebtedness prior to its express maturity or shall constitute a failure to pay at least $15.0 million of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto;

(g)          the entry against the Company or any Subsidiary that is a Significant Subsidiary (or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $15.0 million, by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded, unappealed or unsatisfied for a period of 60 consecutive days;

(h)          the Company, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i)           commences a voluntary case;

(ii)          consents to the entry of an order for relief against it in an involuntary case;

(iii)         consents to the appointment of a custodian of it or for all or substantially all of its property;

(iv)         makes a general assignment for the benefit of its creditors;

(v)          generally is not paying its debts as they become due; or

(vi)         a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)           is for relief against the Company or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case;

(2)           appoints a Custodian of the Company or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Subsidiaries; or

(3)           orders the liquidation of the Company or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 5.02      Acceleration.  (a) In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 5.01(h), unless the principal of all of the Notes shall have already become due and payable (or waived), either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, determined in accordance with Section 7.04, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare 100% of the principal of and accrued and unpaid interest (including any accrued and unpaid Additional Interest) on all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding.

(b) If an Event of Default specified in Section 5.01(h) occurs and is continuing, the principal of all the Notes and accrued and unpaid interest (including any accrued and unpaid Additional Interest) shall be immediately due and payable.  This provision, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest (including any accrued and unpaid Additional Interest) upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest (including any accrued and unpaid Additional Interest) (to the extent that payment of such interest is enforceable under applicable law), and on such principal at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 6.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all Events of Defaults under this Indenture, other than the nonpayment of principal of and accrued and unpaid interest (including any accrued and unpaid Additional Interest) on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 5.09, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes (other than a Default or an Event of Default resulting from a failure to repurchase any Notes when required upon a Fundamental Change or a failure to deliver, upon conversion, cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, due upon conversion) and rescind and annul such declaration and its consequences (other than a declaration or consequences, as the case may be, resulting from a failure to repurchase any Notes when required upon a Fundamental Change or a failure to deliver, upon conversion, cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, due upon conversion) and such Default (other than a Default resulting from a failure to repurchase any Notes when required upon a Fundamental Change or a failure to deliver, upon conversion, cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, due upon conversion) shall cease to exist, and any Event of Default arising therefrom (other than a Default resulting from a failure to repurchase any Notes when required upon a Fundamental Change or a failure to deliver, upon conversion, cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, due upon conversion) shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

SECTION 5.03      Additional Interest.  Notwithstanding anything in this Indenture or in the Notes to the contrary (except as provided in Section 4.06(d)), if the Company so elects, the sole remedy of Noteholders for an Event of Default relating to any obligation to file reports as required under Section 4.06(a) shall, for the first 180 days after the occurrence of such an Event of Default (which will be the 60th day after written notice is provided to the Company in accordance with Section 5.01(e)), consist exclusively of the right to receive Additional Interest on the Notes at an annual rate equal to (x) 0.25% of the outstanding principal amount of the Notes for the first 90 days an Event of Default is continuing in such 180-day period and (y) 0.50% of the outstanding principal amount of the Notes for the remaining 90 days an Event of Default is continuing in such 180-day period.  Additional Interest shall be payable in arrears on each Interest Payment Date following the occurrence of such Event of Default in the same manner as regular interest on the Notes.  The Company may elect to pay Additional Interest as the sole remedy under this Section 5.03 by giving notice to the holders, the Trustee and Paying Agent of such election on or before the close of business on the 5th Business Day after the date on which such Event of Default otherwise would occur.  If the Company fails to timely give such notice or pay Additional Interest, the Notes will be immediately subject to acceleration as provided in Section 5.02.  On the 181st day after such Event of Default (if such violation is not cured or waived prior to such 181st day), the Notes will be subject to acceleration as provided in Section 5.02.  This Section 5.03 shall not affect the rights of the Noteholders in the event of the occurrence of any other Event of Default.  In the event the Company does not elect to pay Additional Interest upon an Event of Default in accordance with this Section, the Notes will be subject to acceleration as provided in Section 5.02.  Whenever in this Indenture there is mentioned, in any context, the payment of interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of “Additional Interest” provided for in this Section 5.03 and Section 4.06 to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to the provisions of such sections, and express mention of the payment of Additional Interest (if applicable) in any provision shall not be construed as excluding Additional Interest in those provisions where such express mention is not made.

SECTION 5.04      Payments of Notes on Default; Suit Therefor.  (a) If an Event of Default under clause (a) or (b) of Section 5.01 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the holders of the Notes, the whole amount then due and payable on the Notes for principal and interest and Additional Interest, if any, with interest on any overdue principal, interest and Additional Interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 6.06.  If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

(b) In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under any Bankruptcy Law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest (including any accrued and unpaid Additional Interest) in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 6.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agent’s and counsel fees, and including any other amounts due to the Trustee under Section 6.06 hereof, incurred by it up to the date of such distribution.  To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

(c) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Noteholder or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

(d) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.

(e) In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.

(f) In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Noteholders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Noteholders, and the Trustee shall continue as though no such proceeding had been instituted.

SECTION 5.05      Application of Monies Collected by Trustee.  Any monies collected by the Trustee pursuant to this Article 5 with respect to the Notes shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under Section 6.06;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes (including any Additional Interest) in default, in the order of the date due of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount including the payment of the Fundamental Change Purchase Price and the cash component of the Conversion Obligation, if any, then owing and unpaid upon the Notes for principal and interest (including any Additional Interest) with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest (including any accrued and unpaid Additional Interest); and

Fourth, to the payment of the remainder, if any, to the Company.

SECTION 5.06      Proceedings by Noteholders.  (a) No holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 7.04 shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby, and the Trustee for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the holders of a majority in principal amount of the Notes outstanding within such sixty-day period pursuant to Section 5.09; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee that no one or more Noteholders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Noteholders (except as otherwise provided herein).  For the protection and enforcement of this Section 5.06, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

(b) Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Noteholder to receive payment of the principal of (including the consideration due upon conversion pursuant to Article 12 and the Fundamental Change Purchase Price upon purchase pursuant to Article 11), and accrued and unpaid interest (including any accrued and unpaid Additional Interest) on such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such Noteholder.

(c) Anything in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

SECTION 5.07      Proceedings by Trustee.  In case of an Event of Default the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

SECTION 5.08      Remedies Cumulative and Continuing.  Except as provided in the second paragraph of Section 2.07 and Section 5.03, all powers and remedies given by this Article 5 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or any acquiescence therein; and, subject to the provisions of Section 5.06, every power and remedy given by this Article 5 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

SECTION 5.09      Direction of Proceedings and Waiver of Defaults by Majority of Noteholders.  The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 7.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability.  The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 7.04 may on behalf of the holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest or accrued and unpaid Additional Interest, if any, on, or the principal (including any Fundamental Change Purchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 5.02, (ii) a failure by the Company to deliver any consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of each holder of an outstanding Note affected.  Upon any such waiver the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.  Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 5.10      Notice of Defaults.  The Trustee shall, within ninety days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, mail to all Noteholders as the names and addresses of such holders appear upon the Note Register, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; and provided that, except in the case of a Default in the payment of the principal of, accrued and unpaid interest or accrued and unpaid Additional Interest, if any, on any of the Notes, including without limiting the generality of the foregoing any Default in the payment of any Fundamental Change Purchase Price, then in any such event the Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Noteholders.

SECTION 5.11      Undertaking to Pay Costs.  All parties to this Indenture agree, and each holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 5.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 7.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of accrued and unpaid interest or accrued and unpaid Additional Interest, if any, on any Note (including, but not limited to, the Fundamental Change Purchase Price with respect to the Notes being repurchased as provided in this Indenture) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 12.

ARTICLE VI
CONCERNING THE TRUSTEE

SECTION 6.01      Duties and Responsibilities of Trustee.  The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.  In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that

(a)          prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)           the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and, if applicable, after it has been qualified thereunder, the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

(ii)          in the absence of bad faith or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)          the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c)          the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 7.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)          whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 6.01;

(e)          the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-registrar with respect to the Notes;

(f)           if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event;

(g)          in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and

(h)          in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 6 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

SECTION 6.02      Reliance on Documents, Opinions, Etc.  Except as otherwise provided in Section 6.01:

(a)          the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)          any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c)          the Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)          the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, at a reasonable time on any Business Day, to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(e)          the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder; and

(f)           the permissive rights of the Trustee enumerated herein shall not be construed as duties.

The Trustee may request that the Company deliver an Officers' Certificate setting forth the name of the individuals and/or titles of Officers authorized at such time to take specific actions pursuant to this Indenture, which Officers' Certificate may be signed by any Person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such Officers' Certificate previously delivered and not superseded.

The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

In no event shall the Trustee be liable for any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.  The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee by the Company or by any holder of the Notes.

SECTION 6.03      No Responsibility for Recitals, Etc.  The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.  The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

SECTION 6.04      Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes.  The Trustee, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Note Registrar.

SECTION 6.05      Monies to Be Held in Trust.  All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

SECTION 6.06      Compensation and Expenses of Trustee.  The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity hereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence, willful misconduct or bad faith.  The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense incurred without gross negligence, willful misconduct or bad faith on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises.  The obligations of the Company under this Section 6.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured (subject to Section 14.07 below) by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 5.05, funds held in trust herewith for the benefit of the holders of particular Notes.  The obligation of the Company under this Section 6.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.  The indemnification provided in this Section 6.06 shall extend to the officers, directors, agents and employees of the Trustee and shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 5.01(h) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

SECTION 6.07      Officers’ Certificate as Evidence.  Except as otherwise provided in Section 6.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate, in the absence of gross negligence, willful misconduct or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 6.08      Conflicting Interests of Trustee.  After qualification of this Indenture under the Trust Indenture Act (if applicable), if the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either (a) eliminate such interest within ninety days, (b) apply to the Commission for permission to continue as Trustee or (c) resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 6.09      Eligibility of Trustee.  There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000.  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 6.09, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 6.10      Resignation or Removal of Trustee.

(a)          The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the Noteholders at their addresses as they shall appear on the Note Register.  Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee.  If no successor trustee shall have been so appointed and have accepted appointment within sixty days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 5.11, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)          In case at any time any of the following shall occur:

(i)           the Trustee shall fail to comply with Section 6.08 within a reasonable time after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six months, or

(ii)          the Trustee shall cease to be eligible in accordance with the provisions of Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Noteholder, or

(iii)         the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 5.11, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)          The holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 7.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Noteholder, upon the terms and conditions and otherwise as in Section 6.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)          Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

SECTION 6.11      Acceptance by Successor Trustee.  Any successor trustee appointed as provided in Section 6.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 6.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act.

Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.  Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 6.06, subject to Section 14.07 below.

No successor trustee shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 6.08 and be eligible under the provisions of Section 6.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 6.11, each of the Company and the successor trustee, at the written direction and at the expense of the Company, shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Noteholders at their addresses as they shall appear on the Note Register.  If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

SECTION 6.12      Succession by Merger, Etc.  Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation or other entity shall be qualified under the provisions of Section 6.08 and eligible under the provisions of Section 6.09.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 6.13      Limitation on Rights of Trustee as Creditor.  If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), after qualification under the Trust Indenture Act (if applicable), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

SECTION 6.14      Trustee’s Application for Instructions from the Company.  Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

SECTION 6.15      Lists of Noteholders.  The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than fifteen days after each May 1 and November 1 in each year, beginning with May 1, 2011, and at such other times as the Trustee may request in writing, within thirty days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Noteholders as of a date not more than fifteen days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

SECTION 6.16      Preservation and Disclosure of Lists.

(a)          The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Noteholders contained in the most recent list furnished to it as provided in Section 6.15 or maintained by the Trustee in its capacity as Note Registrar, if so acting.  The Trustee may destroy any list furnished to it as provided in Section 6.16 upon receipt of a new list so furnished.

(b)          The rights of Noteholders to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c)          Every Noteholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Noteholders made pursuant to the Trust Indenture Act.

SECTION 6.17      Reports by Trustee.

(a)          The Trustee shall transmit to holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.  If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each February 15 following the date of this Indenture, deliver to holders a brief report, dated as of such February 15, that complies with the provisions of such Section 313(a).

(b)           A copy of each such report shall, at the time of such transmission to Noteholders, be filed by the Trustee with each stock exchange and automated quotation system upon which the Notes are listed and with the Company.  The Company will notify the Trustee in writing within a reasonable time when the Notes are listed on any stock exchange or automated quotation system and when any such listing is discontinued.

ARTICLE VII
CONCERNING THE NOTEHOLDERS

SECTION 7.01      Action by Noteholders.  Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the Noteholders voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article 8, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders.  Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Noteholders entitled to take such action.  The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

SECTION 7.02      Proof of Execution by Noteholders.  Subject to the provisions of Section 6.01, Section 6.02 and Section 8.05, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.  The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.  The record of any Noteholders’ meeting shall be proved in the manner provided in Section 8.06.

SECTION 7.03      Who Are Deemed Absolute Owners.  The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of (including the payment of the Fundamental Change Purchase Price), and (subject to Section 4.01(d)) accrued and unpaid interest (including any accrued and unpaid Additional Interest) on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary.  All such payments so made to any holder for the time being, or upon its order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.  Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

SECTION 7.04      Company-Owned Notes Disregarded.  In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer knows are so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 7.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.  In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.  Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 6.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

SECTION 7.05      Revocation of Consents; Future Noteholders Bound.  At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note that is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 7.02, revoke such action so far as concerns such Note.  Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE VIII
NOTEHOLDERS’ MEETINGS

SECTION 8.01      Purpose of Meetings.  A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article 8 for any of the following purposes:

(a)           to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article 5;

(b)           to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 6;

(c)           to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.02; or

(d)           to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

SECTION 8.02      Call of Meetings by Trustee.  The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 8.01, to be held at such time and at such place as the Trustee shall determine.  Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 7.01, shall be mailed to holders of such Notes at their addresses as they shall appear on the Note Register.  Such notice shall also be mailed to the Company.  Such notices shall be mailed not less than twenty nor more than ninety days prior to the date fixed for the meeting.

Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

SECTION 8.03      Call of Meetings by Company or Noteholders.  In case at any time the Company, pursuant to a Board Resolution, or the holders of at least 10% in aggregate principal amount of the Notes then outstanding (for the avoidance of doubt, excluding those Notes identified in Section 7.04), shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 8.01, by mailing notice thereof as provided in Section 8.02.

SECTION 8.04      Qualifications for Voting.  To be entitled to vote at any meeting of Noteholders a Person shall (a) be a holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a holder of one or more Notes on the record date pertaining to such meeting.  The only Persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 8.05      Regulations.  Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 8.03, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 7.04, at any meeting of Noteholders each Noteholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding.  The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Noteholders.  Any meeting of Noteholders duly called pursuant to the provisions of Section 8.02 or Section 8.03 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

SECTION 8.06      Voting.  The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the Noteholders or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 8.02.  The record shall show the principal amount of the Notes voting in favor of or against any resolution.  The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 8.07      No Delay of Rights by Meeting.  Nothing contained in this Article 8 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

ARTICLE IX
SUPPLEMENTAL INDENTURES

SECTION 9.01      Supplemental Indentures Without Consent of Noteholders.  The Company and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)           to cure any ambiguity, omission, defect or inconsistency in this Indenture or the Notes;

(b)           to conform the terms of the Indenture or the Notes to the description thereof in the Offering Memorandum;

(c)           to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture pursuant to Article 10;

(d)           to add guarantees with respect to the Notes;

(e)           to secure the Notes;

(f)           to add to the covenants of the Company further covenants, restrictions or conditions for the benefit of the Noteholders or surrender any right or power conferred upon the Company;

(g)           to make any change that does not materially adversely affect the rights of any holder;

(h)           to appoint a successor Trustee with respect to the Notes; or

(i)           to comply with any requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 9.02.

SECTION 9.02      Supplemental Indentures With Consent of Noteholders.  With the consent (evidenced as provided in Article 7) of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding (determined in accordance with Article 7 and including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes or waiving any past default; provided, however, that no such supplemental indenture shall:

(a)           reduce the percentage in aggregate principal amount of Notes outstanding necessary to modify or amend this Indenture or to waive any past Default or Event of Default;

(b)           reduce the rate or extend the stated time for payment of interest (including any Additional Interest), on any Note;

(c)           reduce the principal amount of, or change the Maturity Date of, any Note;

(d)           make any change that impairs or adversely affects the conversion rights of any Notes;

(e)           reduce the Fundamental Change Purchase Price of any Note or amend or modify in any manner adverse to the holders of the Notes the Company’s obligation to make such payment, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)           make any Note payable in a currency other than that stated in the Note;

(g)          change the ranking of the Notes;

(h)          impair the right of any holder to receive payment of principal of and interest (including any Additional Interest) on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Note;

(i)            make any change in this Article 9 that requires each holder’s consent or in the waiver provisions in Section 5.01 or Section 5.09; or

(j)            reduce the quorum or voting requirements under this Indenture,

in each case without the consent of each holder of an outstanding Note affected.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid and subject to Section 9.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.  After an amendment under this Indenture becomes effective, the Company shall mail to the holders a notice briefly describing such amendment.  However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

SECTION 9.03      Effect of Supplemental Indentures.  Any supplemental indenture executed pursuant to the provisions of this Article 9 shall comply with the Trust Indenture Act, as then in effect; provided that this Section 9.03 shall not require such supplemental indenture to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act, nor shall any such qualification constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act.  Upon the execution of any supplemental indenture pursuant to the provisions of this Article 9, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.04      Notation on Notes.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 9 may, at the Company’s expense, bear a notation as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 14.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

SECTION 9.05      Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee.  In addition to the documents required by Section 14.05, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel each stating that and as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 9 and is permitted or authorized by the Indenture.

ARTICLE X
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

SECTION 10.01    Company May Consolidate, Etc. on Certain Terms.  Subject to the provisions of Section 10.02, the Company shall not consolidate with, merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:

(a)           the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture; and

(b)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

Upon any such consolidation, merger, conveyance, transfer or lease the Successor Company (if not the Company) shall succeed to, and may exercise every right and power of, the Company under this Indenture.

For purposes of this Section 10.01, the conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company to another Person.

SECTION 10.02    Successor Corporation to Be Substituted.  In case of any such consolidation, merger, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of (including any Fundamental Change Purchase Price), accrued and unpaid interest (including any accrued and unpaid Additional Interest) on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part.  Such Successor Company thereupon may cause to be signed, and may issue in its own name any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.  In the event of any such consolidation, merger, conveyance or transfer (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 10 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

In case of any such consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

SECTION 10.03    Opinion of Counsel to Be Given to Trustee.  The Company shall not effect any merger, consolidation, conveyance, transfer or lease referred to in Section 10.01 unless the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel each stating that and as conclusive evidence that any such consolidation, merger, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 10.

ARTICLE XI
IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
OFFICERS AND DIRECTORS

SECTION 11.01    Indenture and Notes Solely Corporate Obligations.  No recourse for the payment of the principal of (including any Fundamental Change Purchase Price) or accrued and unpaid interest (including any accrued and unpaid Additional Interest) on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation or entity, either directly or through the Company or any successor corporation or entity, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes.

ARTICLE XII
CONVERSION OF NOTES

SECTION 12.01    Conversion Privilege and Consideration.

(a)           Subject to and upon compliance with the provisions of this Indenture, a Noteholder shall have the right, at such Noteholder’s option, to convert the principal amount of its Notes, or any portion of such principal amount that is equal to $1,000 or an integral multiple thereof, into an amount of cash and a number of shares of the Common Stock, if any, determined in accordance with Section 12.03, (x) prior to the close of business on the Business Day immediately preceding May 15, 2017, only upon the satisfaction of one or more of the conditions described in clauses (i) through (iv) below, and (y) on and after May 15, 2017, at any time until the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, without regard to the conditions described in clauses (i) through (iv) below (subject to the settlement provisions of Section 12.03, the “Conversion Obligation”):

(i)           During any fiscal quarter (and only during any such fiscal quarter) after the fiscal quarter ending April 1, 2011 if, for at least 20 Trading Days (whether or not consecutive) during the 30 consecutive Trading Day period ending on the last Trading Day of the immediately preceding fiscal quarter, the Last Reported Sale Price of the Common Stock is greater than or equal to 130% of the Conversion Price on such Trading Day.  If the Notes become convertible in accordance with this Section 12.01(a)(i), as promptly as practicable, the Company shall notify the Noteholders that the condition to conversion described in this Section 12.01(a)(i) has been satisfied.

(ii)          During the five consecutive Business Day period immediately following any five consecutive Trading Day period (the “Measurement Period”) in which, for each Trading Day of such Measurement Period, the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Noteholder in accordance with the procedures set forth in this Section 12.01(a)(ii), is less than 98% of the product of (x) the Last Reported Sale Price of the Common Stock on such Trading Day and (y) the Conversion Rate on such Trading Day (for any Trading Day, the “Trading Price Product”).

(A)           The Company shall have no obligation to determine the Trading Price of the Notes unless a Noteholder (x) provides the Company and the Trustee with reasonable evidence that the Trading Price per $1,000 principal amount of Notes for the immediately following Trading Day will be less than 98% of the Trading Price Product for such Trading Day and (y) requests the Company to determine the Trading Price of the Notes on the immediately following Trading Day.

(B)           Upon receipt from a Noteholder of such evidence and such a request, the Company shall promptly determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until a Trading Day occurs in which the Trading Price per $1,000 principal amount of Notes for such Trading Day is greater than or equal to 98% of the Trading Price Product for such Trading Day.

(C)           As promptly as practicable after the condition to conversion described in this Section 12.01(a)(ii) has been met, the Company shall notify the Noteholders and the Trustee of the Noteholders’ rights to convert their Notes in accordance with this Section 12.01(a)(ii).  On the first Trading Day thereafter on which the Trading Price per $1,000 principal amount of Notes for such Trading Day is greater than or equal to 98% of the Trading Price Product for such Trading Day, as promptly as practicable, the Company shall notify the Noteholders that the condition to conversion described in this Section 12.01(a)(ii) is no longer satisfied.

(iii)          If the Company elects to:

(A)           issue to all or substantially all holders of its Common Stock rights, options or warrants that entitle them, for a period of not more than 60 calendar days after the record date for such issuance, to subscribe for or purchase shares of the Common Stock at a price per share of Common Stock less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of the first public announcement of the terms of such issuance; or

(B)           distribute to all or substantially all holders of the Common Stock the Company’s assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value, as determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution, then, in each case, at least 50 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution, the Company shall provide notice to the Noteholders and the Trustee describing such issuance or distribution, the Noteholders’ rights to convert their Notes in accordance with this Section 12.01(a)(iii), the Conversion Rate in effect on the date the Company mails such notice, any adjustments to the Conversion Rate that must be made pursuant to Section 12.05 as a result of such issuance or distribution, and the effective date for any such adjustments.  Once the Company has given such notice, a Noteholder may surrender its Notes for conversion at any time until the earlier of (x) 5:00 p.m., New York City time, on the Business Day immediately preceding the Ex-Dividend Date for the issuance or distribution or (y) the date of Company’s announcement that such issuance or distribution will not take place.  No Noteholder may exercise this right to convert if such holder otherwise may participate in the distribution of cash or Common Stock without conversion based upon the Conversion Rate and upon the same terms as holders of our Common Stock.

(iv)           If a transaction or event that constitutes a Fundamental Change without giving effect to the penultimate paragraph of the definition of Fundamental Change and regardless of whether the Noteholders have the right to require the Company to purchase their Notes pursuant to Section 13.01, or a Make-Whole Fundamental Change (a “Specified Corporate Transaction”), the Company shall provide notice (a “Specified Corporate Transaction Notice”) of such Specified Corporate Transaction to the Noteholders as promptly as practicable after the Company first learns of the anticipated or actual effective date of such Specified Corporate Transaction; provided that, for any Specified Corporate Transaction, the Company will use commercially reasonable efforts to deliver the Specified Corporate Transaction Notice for such Specified Corporate Transaction at least 50 Scheduled Trading Days in advance of such anticipated effective date.  The Specified Corporate Transaction Notice shall describe:

(A)           such Specified Corporate Transaction;

(B)           the anticipated effective date of such Specified Corporate Transaction;

(C)           the Noteholders’ rights to convert their Notes in accordance with this Section 12.01(a)(iv);

(D)           the Conversion Rate in effect on the date the Company mails such notice;

(E)           any adjustments to the Conversion Rate that must be made pursuant to Section 12.05 as a result of such transaction;

(F)           whether such Specified Corporate Transaction also constitutes a Fundamental Change, and, if so, the Noteholders’ rights to require the Company to purchase their Notes pursuant to Article 16; and

(G)           whether such Specified Corporate Transaction also constitutes a Make-Whole Fundamental Change, and, if so, the Noteholders’ rights under Section 12.04 to receive Additional Shares if they convert their Notes in connection with such Make-Whole Fundamental Change.

Upon the Company’s delivery of a Specified Corporate Transaction Notice for a Specified Corporate Transaction, a Noteholder may surrender its Notes for conversion at any time until the close of business on the earliest of (w) the 40th Trading Day immediately following the effective date of such Specified Corporate Transaction, (x) if such Specified Corporate Transaction constitutes a Fundamental Change, the Business Day immediately preceding the related Fundamental Change Purchase Date, (y) if the Company announces that such Specified Corporate Transaction will not occur, the date on which the Company makes such announcement, and (z) the second Scheduled Trading Day immediately preceding the Maturity Date.

SECTION 12.02    Conversion Procedure.

(a)           To convert a Note, a Noteholder must (i) in the case of a Global Note, (A) comply with the procedures of the Depositary in effect on the date such Noteholder surrenders its Note for conversion and (B) if required, pay all funds required under Sections 12.02(e) and 12.02(f) below, and (ii) in the case of a Certificated Note, (A) complete and manually sign the conversion notice in the form of Exhibit B hereto (a “Notice of Conversion”) or a facsimile of the Notice of Conversion, (B) deliver the Notice of Conversion, which is irrevocable, and the Certificated Note to the Conversion Agent, (C) if required, furnish appropriate endorsements and transfer documents, (D) if required, pay all transfer or similar taxes, and (E) if required, pay all funds required under Sections 12.02(e) and 12.02(f) below.

(i)           On the first Business Day on which such Noteholder satisfies all of the requirements set forth in Section 12.02(a) above with respect to a Note (and the conversion of such Note is not otherwise prohibited by Article 12 hereof), such Note will be deemed converted and such Business Day will be the conversion date (the “Conversion Date”) for such Note.

(ii)           If the last day on which a Note may be converted is not a Business Day, the Note may be surrendered on the immediately following day that is a Business Day.  Upon the conversion of a Note, the Conversion Agent, as promptly as possible, and in no event later than one Business Day immediately following the Conversion Date for the Note, will provide the Company with notice of the conversion of the Note, and the Company, as promptly as possible, and in no event later than two Business Days after such Conversion Date, will notify the Trustee, if other than the Conversion Agent, of the conversion of the Note.

(b)           If a Noteholder converts the entire principal amount of a Note, such Person will no longer be a Noteholder of such Note.

(c)           If a Noteholder surrenders only a portion of a Certificated Note for conversion, promptly after the Conversion Date for such portion, the Company shall execute and the Trustee shall authenticate and deliver to such Noteholder, a new Certificated Note in an authorized denomination equal to the aggregate principal amount of the unconverted portion of the surrendered Note.  Upon the conversion of an interest in a Global Note, the Trustee shall promptly make a notation on the “Schedule of Increases and Decreases of Global Note” of such Global Note as to the reduction in the principal amount represented thereby.  The Company shall notify the Trustee in writing upon any conversion of a Note effected through any Conversion Agent other than the Trustee.

(d)           If any shares of Common Stock are issuable upon the conversion of a Note, the Person in whose name the certificate or certificates for such shares of Common Stock will be registered will become the holder of record of such shares at the close of business on the last VWAP Trading Day of the Observation Period corresponding to the Conversion Date for such Note.

(e)           If a Noteholder surrenders a Note for conversion after 5:00 p.m., New York City time, on a Record Date and prior to 9:00 a.m., New York City time, on the corresponding Interest Payment Date, the Noteholder must accompany the Note with an amount of cash equal to the amount of interest (including any Additional Interest), that will be payable on the Note on such corresponding Interest Payment Date; provided, however, that a Noteholder need not make such a payment (i) if the Company has specified a Fundamental Change Purchase Date that is after the Record Date and on or prior to the corresponding Interest Payment Date, (ii) to the extent of any overdue interest on the Note, if any overdue interest exists at the time of conversion, or (iii) if the Noteholder surrenders the Note after the close of business on the last Record Date immediately preceding the Maturity Date.

(f)           If a Noteholder surrenders a Note for conversion, the Company shall pay all stamp taxes and all other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion.  However, if any tax is due because the Noteholder requests that any shares of Common Stock issued upon conversion be issued in a name other than that of the Noteholder, the Noteholder shall pay such tax and the Conversion Agent, until having received a sum sufficient to pay such tax, may refuse to deliver any certificates representing shares of Common Stock being issued in a name other than that of the converting Noteholder.  Nothing herein shall preclude any tax withholding required by law or regulations.

SECTION 12.03    Settlement Upon Conversion.

(a)           (1) If a Noteholder surrenders a Note for conversion, the Company will satisfy its obligation to convert the Note by delivering, on the third Business Day immediately following the final VWAP Trading Day of the Observation Period corresponding to the Conversion Date for such Note, cash and shares of Common Stock, if any, equal to the sum of the Daily Settlement Amounts for each of the 40 VWAP Trading Days during the Observation Period for such Note.

(2) Notwithstanding the provisions of Section 12.03(a)(1), the Company may elect to settle all or a portion of the Daily Share Amounts for each VWAP Trading Day in the Observation Period relating to a Conversion Date in cash (a “Cash Election”).

(i)           To make a Cash Election with respect to all or a portion of the Daily Share Amounts for each Trading Day in the Observation Period relating to a Conversion Date, on the Business Day immediately following such Conversion Date, the Company must deliver notice (a “Cash Percentage Notice”) to all Noteholders converting Notes on such Conversion Date.  The Cash Percentage Notice for a Conversion Date must specify the single percentage of the Daily Share Amounts for each VWAP Trading Day in the Observation Period for such Conversion Date that the Company will settle in cash (the “Cash Percentage”); provided that to make a Cash Election with respect to a Conversion Date occurring on or after the 60th Scheduled Trading Day immediately preceding the Maturity Date, the Company must (A) irrevocably specify a single Cash Percentage that will apply to every Conversion Date occurring on or after the 60th Scheduled Trading Day immediately preceding the Maturity Date and (B) deliver a Cash Percentage Notice specifying such Cash Percentage to every Noteholder on or prior to the Scheduled Trading Day immediately preceding the 60th Scheduled Trading Day immediately preceding the Maturity Date.

(ii)           If the Company timely delivers a Cash Percentage Notice for a Conversion Date, (x) the amount of cash that the Company will deliver in lieu of the applicable portion of the shares of Common Stock comprising the Daily Share Amount for a VWAP Trading Day in the Observation Period relating to such Conversion Date will equal the product of (A) the Cash Percentage specified in the Cash Percentage Notice for such Conversion Date, (B) the Daily Share Amount for such VWAP Trading Day (calculated as if the Company had not specified a Cash Percentage), and (C) the Daily VWAP for such VWAP Trading Day, and (y) the number of shares of Common Stock that the Company will deliver as part of the Daily Share Amount for such VWAP Trading Day will equal the product of (A) 100% minus the Cash Percentage for such Conversion Date and (B) the Daily Share Amount for such VWAP Trading Day (calculated as if the Company had not specified a Cash Percentage).

(iii)          If, for any Conversion Date, the Company fails to deliver a Cash Percentage Notice in accordance with Section 12.03(a)(2)(i), the Company must instead settle the Daily Share Amount for each VWAP Trading Day in the Observation Period relating to such Conversion Date by delivering a number of shares of Common Stock determined in accordance with Section 12.03(a)(1).

(b)           Notwithstanding the foregoing, the Company will not issue fractional shares of Common Stock as part of the Daily Share Amount.  Instead, if the Daily Share Amount for any VWAP Trading Day includes a fraction of a share of the Common Stock, the Company will, in lieu of delivering such fraction of a share of Common Stock, pay an amount of cash equal to the product of (i) such fraction of a share and (ii) the Daily VWAP for such VWAP Trading Day of such Observation Period.

(c)           If a Noteholder surrenders more than one Note for conversion on a single day, the number of shares of Common Stock, if any, that the Company will deliver, and the amount of cash that the Company will pay in lieu of fractional shares of Common Stock, if any, shall be determined based on the total principal amount of Notes surrendered by such Noteholder.

(d)           If a Noteholder converts a Note, the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on the Note, and, except to the extent specified in the fourth sentence of Section 4.01(c) or in Section 4.01(d), the Company will not make any cash payment to such Noteholder for any accrued and unpaid interest on the Note.  Furthermore, except to the extent specified in the fourth sentence of Section 4.01(c) or in Section 4.01(d), the Company’s delivery to such Noteholder of the amount of cash and the number of shares of Common Stock, if any, into which such Noteholder’s Note is convertible shall be deemed to satisfy and discharge in full the Company’s obligation to pay to such Noteholder (i) the principal amount of such converted Note and (ii) any accrued and unpaid interest (including any Additional Interest, but not Defaulted Interest), on such converted Note.  As a result, except to the extent specified in the fourth sentence of Section 4.01(c) or in Section 4.01(d)), any accrued and unpaid interest with respect to a converted Note shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.

(e)         Notices.

(i)           On the second Business Day immediately following the Conversion Date for any Notes, the Company shall deliver written notice to the Trustee stating (A) the aggregate principal amount of Notes converted on such Conversion Date, (B) whether the Company has made a Cash Election with respect to such Conversion Date, and (C) if the Company has made a Cash Election for such Conversion Date, the Cash Percentage for such Conversion Date.

(ii)           On the first Business Day immediately following the last VWAP Trading Day of the Observation Period for each Conversion Date, the Company shall deliver written notice to the Trustee stating (A) the aggregate principal amount of Notes that were converted on such Conversion Date, (B) the aggregate amount of cash and the aggregate number of Shares that the Company is obligated to deliver to settle all of the Notes converted on such Conversion Date, and (C) the Daily Share Amounts and the Daily Settlement Amounts for each VWAP Trading Day of the Observation Period for such Conversion Date.

SECTION 12.04    Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes.

(a)           Notwithstanding anything herein to the contrary, the Conversion Rate applicable to each Note that is surrendered for conversion, in accordance with this Article 12, from, and including, the effective date (the “Effective Date”) of a Make-Whole Fundamental Change until, and including, the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date corresponding to such Make-Whole Fundamental Change, or the fortieth Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change (in the case of a Make-Whole Fundamental Change that does not constitute a Fundamental Change by virtue of the parenthetical in the definition of Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”), shall be increased to an amount equal to the Conversion Rate that would, but for this Section 12.04, otherwise apply to such Note pursuant to this Article 12, plus an amount equal to the Make-Whole Conversion Rate Adjustment.

As used herein, “Make-Whole Conversion Rate Adjustment” shall mean, with respect to a Make-Whole Fundamental Change, the amount set forth in the following table that corresponds to the Effective Date of such Make-Whole Fundamental Change and the Stock Price for such Make-Whole Fundamental Change, all as determined by the Company:

Make-Whole Conversion Rate Adjustment
(per $1,000 principal amount of Notes)

Stock Price
Effective Date	$26.12	$30.00	$35.00	$40.00	$45.00	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00
11/19/2010	8.8349	6.3895	4.2649	3.0809	2.3455	1.8655	1.2944	0.9804	0.7847	0.6445	0.5373
11/15/2011	8.8349	6.3662	4.2029	2.9480	2.1879	1.7046	1.1559	0.8668	0.6923	0.5672	0.4726
11/15/2012	8.8349	6.3241	4.0684	2.7519	1.9795	1.5068	0.9949	0.7418	0.5905	0.4842	0.4038
11/15/2013	8.8349	6.2694	3.8441	2.4767	1.7099	1.2622	0.8063	0.6016	0.4790	0.3933	0.3281
11/15/2014	8.8349	6.0833	3.4617	2.0822	1.3559	0.9630	0.6023	0.4523	0.3629	0.2991	0.2498
11/15/2015	8.8349	5.6165	2.8697	1.5328	0.9085	0.6137	0.3857	0.2960	0.2394	0.1972	0.1640
11/15/2016	8.8349	4.7769	1.9173	0.7770	0.3911	0.2653	0.1900	0.1522	0.1246	0.1032	0.0861
11/15/2017	8.8349	3.8834	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

provided, however, that:

(i)           if the actual Stock Price of such Make-Whole Fundamental Change is between two Stock Prices listed in the table above under the row titled “Stock Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two Effective Dates listed in the table above in the column immediately below the title “Effective Date,” then the Make-Whole Conversion Rate Adjustment for such Make-Whole Fundamental Change shall be determined by the Company by straight-line interpolation between the Make-Whole Conversion Rate Adjustment set forth for such higher and lower Stock Prices, or for such earlier and later Effective Dates based on a 365 day year, as applicable;

(ii)           if the actual Stock Price of such Make-Whole Fundamental Change is greater than $100.00 per share (subject to adjustment in the same manner as the Stock Price as provided in clause (iii) below), or if the actual Stock Price of such Make-Whole Fundamental Change is less than $26.12 per share (subject to adjustment in the same manner as the Stock Price as provided in clause (iii) below), then the Make-Whole Conversion Rate Adjustment shall be equal to zero and this Section 12.04 shall not require the Company to increase the Conversion Rate with respect to such Make-Whole Fundamental Change;

(iii)          if an event occurs that requires, pursuant to this Article 12 (other than solely pursuant to this Section 12.04), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each price set forth in the table above under the row titled “Stock Price” shall be deemed to be adjusted so that such Stock Price, at and after such time, shall be equal to the product of (1) such Stock Price as in effect immediately before such adjustment to such Stock Price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this Article 12, immediately after such adjustment to the Conversion Rate;

(iv)         each Make-Whole Conversion Rate Adjustment set forth in the table above shall be adjusted in the same manner in which, at the same time and for the same events for which, the Conversion Rate is to be adjusted pursuant to Section 12.05; and

(v)          in no event will the total number of shares of Common Stock issuable upon conversion of the Notes exceed 38.2848 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 12.05.

(b)           As soon as practicable after the Company determines the anticipated Effective Date of any proposed Make-Whole Fundamental Change but in any event not later than five Business Days following the Effective Date, the Company shall provide the Trustee, the Noteholders and the Conversion Agent written notice of, and shall issue a press release indicating, the anticipated Effective Date of such proposed Make-Whole Fundamental Change. The Company shall use commercially reasonable efforts in time to give such notice no later than fifty Business Days in advance of such anticipated Effective Date.  Each such press release notice, announcement and publication shall also state that in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Notes entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Notes must be surrendered in order to be entitled to such increase).  No later than five Business Days after the actual Effective Date of each Make-Whole Fundamental Change, the Company shall provide the Trustee, the Noteholders and the Conversion Agent written notice of such Effective Date and the amount by which the Conversion Rate has been so increased.

Nothing in this Section 12.04 shall prevent an adjustment to the Conversion Rate pursuant to Section 12.05 in respect of a Make-Whole Fundamental Change.

SECTION 12.05    Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted from time to time by the Company as set forth below, except that the Company shall not make any adjustments to the Conversion Rate if Noteholders participate at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described below as if such Noteholders held a number of shares of Common Stock equal to the applicable conversion rate, multiplied by the principal amount (expressed in thousands) of Notes held by such holder, without having to convert its Notes:

(a)           If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all of the shares of Common Stock, or if the Company effects a share split or share combination of the Common Stock, the applicable Conversion Rate will be adjusted based on the following formula:

where

CR0	=
the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be;

CR	=
the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date of such share split or share combination, as the case may be;

OS0	=
the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be; and

OS	=	the number of shares of Common Stock outstanding immediately after such dividend or distribution, or immediately after the effective date of such share split or share combination, as the case may be.

Any adjustment made under this Section 12.05(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination.  If any dividend or distribution of the type described in this Section 12.05(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors of the Company determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)           If the Company issues to all or substantially all holders of its Common Stock any rights, options or warrants entitling them for a period of not more than sixty calendar days after the record date for such issuance to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of the first announcement of the terms of such issuance, the Conversion Rate shall be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

OS0	=	the number of shares of the Common Stock that are outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution;

X	=	the total number of shares of the Common Stock issuable pursuant to such rights, options or warrants; and

Y	=
the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of the first public announcement of the terms of such issuance.

Such adjustment shall be successively made whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution.  To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Ex-Dividend Date for such distribution had not occurred.

For purposes of this Section 12.05(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than the average of the Last Reported Sale Prices of the Common Stock for each Trading Day in the applicable ten consecutive Trading Day period, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors.  In no event shall the Conversion Rate be decreased pursuant to this Section 12.05(b) (other than upon a readjustment as set forth in the immediately preceding paragraph).

(c)           If the Company shall distribute shares of its Capital Stock, evidences of its indebtedness or other of its assets or property or rights or warrants to acquire its Capital Stock or other securities to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions (including share splits), rights, options or warrants as to which an adjustment was effected pursuant to Section 12.05(a) or Section 12.05(b), (ii) rights issued to all holders of Common Stock pursuant to a rights plan, where such rights are not presently exercisable, continue to trade with the Common Stock and Noteholders will receive such rights together with any Common Stock upon conversion, (iii) dividends or distributions paid exclusively in cash and covered by Section 12.05(d), and (iv) Spin-offs to which the provisions set forth below in this Section 12.05(c) shall apply (any of such shares of Capital Stock, indebtedness, or other assets or property hereinafter in this Section 12.05(c) called the “Distributed Property”), then, in each such case the Conversion Rate shall be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution.

SP0	=
the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=
the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, property rights, options or warrants distributed with respect to each outstanding share of the Common Stock as of the open of business on the Ex-Dividend Date for such distribution.

Such adjustment shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution; provided that if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, each Noteholder shall have the right to receive, for each $1,000 principal amount of the Notes held by such holder, at the same time and upon the same terms as holders of Common Stock, the amount and kind of Distributed Property such holder would have received had such holder already owned a number of shares of Common Stock equal to the Conversion Rate immediately prior to the Ex-Dividend  Date for such distribution.  If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared.  If the Board of Directors determines “FMV” for purposes of this Section 12.05(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 12.05(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company and such dividend or distribution is listed for trading or quoted (or will be so listed or quoted upon consummation of the Spin-off) on a United States national or regional securities exchange (a “Spin-off”), the Conversion Rate will be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the Spin-off;

CR	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for the Spin-off;

FMV	=
the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined for purposes of the definition of Last Reported Sale Price as if such capital stock or similar equity interest were the Common Stock) over the first ten consecutive Trading Day period commencing on, and including, the Ex-Dividend Date for the Spin-off (the “Valuation Period”), and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

Any adjustment to the applicable conversion rate under the preceding paragraph of this Section 12.05(c) will be determined on the last Trading Day of the Valuation Period but will be given effect immediately after the opening of business on the Ex-Dividend Date for the Spin-off.  If such Spin-off is subsequently cancelled and does not become effective, the Conversion Rate shall be readjusted to be the Conversion Rate that would have been in effect if such Spin-off had not been declared.

Notwithstanding the foregoing, (i) if the last VWAP Trading Day of the Observation Period for any conversion occurs on or after the effective date for the Spin-off, but less than ten Trading Days immediately following, and including the Effective Date for the Spin-off, references to ten Trading Days in the portion of this Section 12.05(c) relating to Spin-offs shall be deemed replaced, for purposes of calculating the affected Daily Settlement Amounts in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Effective Date for the Spin-off to, and including, the last VWAP Trading Day of such Observation Period, and (ii) for the purposes of determining the Conversion Rate applicable to any conversion for which the Conversion Date occurs during the ten Trading Days commencing on the Effective Date for any Spin-off, references to ten Trading Days in the portion of this Section 12.05(c) relating to Spin-offs shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Effective Date for such Spin-off to, but excluding, the relevant Conversion Date.

In no event shall the Conversion Rate be decreased pursuant to this Section 12.05(c) (other than upon a readjustment if a distribution of Distributed Property is not made as set forth above in this Section 12.05(c)).

(d)           If the Company pays any cash dividend or distribution to all or substantially all holders of the Common Stock other than a regular, quarterly cash dividend that does not exceed $0.14 per share of the Common Stock (the “Initial Dividend Threshold”), the Conversion Rate will be adjusted based on the following formula:

where

CR0	=	the applicable Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=
the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

T	=	the Initial Dividend Threshold; provided that if the dividend or distribution in question is not a regular quarterly cash dividend, the Initial Distribution Threshold will be deemed to be zero; and

C	=	the amount in cash per share the Company distributes to holders of its Common Stock.

The Initial Dividend Threshold is subject to concurrent adjustment in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment will be made to the Initial Dividend Threshold for any adjustment to the Conversion Rate under this Section 12.05(d).

Such increase shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution.  If such dividend or distribution is not so paid, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if C (as defined above) is equal to or greater than SP0 (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of the Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such holder would have received if such holder owned a number of shares of the Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

In no event shall the Conversion Rate be decreased pursuant to this Section 12.05(d) (other than upon a readjustment if a regular, quarterly cash dividend or distribution is not made as set forth above in this Section 12.05(d)).

(e)           If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock and if the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the Expiration Date;

CR	=	the Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=
the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS	=
the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer); and

SP	=	the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

Such adjustment under this Section 12.05(e) shall be determined at the close of business on the last Trading Day of the ten consecutive Trading Day period commencing on, and including, the Expiration Date but will be given effect immediately after the open of business on the Trading Day next succeeding the Expiration Date.  If the Trading Day next succeeding the Expiration Date is less than ten Trading Days prior to, and including, the last VWAP Trading Day of the Observation Period in respect of any conversion, references within this Section 12.05(e) to ten Trading Days shall be deemed replaced, for purposes of calculating the affected Daily Settlement Amounts in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last VWAP Trading Day of such Observation Period.  If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is ultimately prevented by applicable law from effecting any or all or any portion of such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that had been effected.  In no event shall the Conversion Rate be decreased pursuant to this Section 12.05(e) (other than upon a readjustment if a self-tender offer is not made as set forth above in this Section 12.05(e)).

(f)           Adjustments Not Yet Effective.

If a Noteholder converts a Note and, on any VWAP Trading Day during the Observation Period corresponding to the Conversion Date for such Note:

(A)           shares of Common Stock are deliverable as part of the Daily Settlement Amount for such VWAP Trading Day;

(B)           any event that requires an adjustment to the Conversion Rate pursuant to Sections 12.05(a), (b), (c), (d), or (e) has occurred, but will not result in an adjustment to the Conversion Rate for such VWAP Trading Day for such Noteholder; and

(C)           the shares of Common Stock (or the cash value thereof) that the Noteholder shall receive as part of the Daily Settlement Amount for such VWAP Trading Day will not be entitled to participate in the distribution or transaction requiring the adjustment (because such shares were not held by such Noteholder on the record date corresponding to such distribution or transaction or otherwise), then the Company shall adjust the number of shares of Common Stock (or the cash value thereof) deliverable to such Noteholder as part of the Daily Settlement Amount for such VWAP Trading Day in a manner that appropriately reflects the relevant distribution or transaction requiring adjustment.

(g)              Noteholder Participation in Adjustment Events.  Notwithstanding the foregoing, if pursuant to this Section 12.05, an adjustment to the Conversion Rate becomes effective on any Ex-Dividend Date or effective date and a Noteholder that has converted its Notes would (i) receive shares of Common Stock based on an adjusted Conversion Rate and (ii) be a record holder of the shares of Common Stock on the record date for the dividend, distribution or event giving rise to the adjustment pursuant to this Section 12.05, then, in lieu of receiving shares of Common Stock at such an adjusted Conversion Rate, such Noteholder will participate in the related dividend, distribution or other event giving rise to such adjustment and shall receive a number of shares of Common Stock, if any, upon conversion based on an unadjusted Conversion Rate.

(h)           Other Adjustments.  Whenever any provision of this Indenture requires the calculation of the Last Reported Sale Price, the Daily VWAP or any functions thereof over a span of multiple days, the Board of Directors will make appropriate adjustments to such prices, functions of such prices, the Conversion Rate, or the amount of cash and the number of shares of the Common Stock, if any (subject to the Company’s right under Section 12.02 to pay cash in lieu of all or a portion of any shares of Common Stock deliverable as part of a Daily Settlement Amount), due upon conversion to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate in which the Ex-Dividend Date of the event occurs, at any time prior to or during the period during which such calculation is to be made.

(i)           In addition to those required by clauses (a), (b), (c), (d), (e) and (f) of this Section 12.05, and to the extent permitted by applicable law and subject to the applicable rules of the NASDAQ Global Select Market or such other principal exchange on which the Common Stock is then traded, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty Business Days if the Board of Directors determines that such increase would be in the Company’s best interest.  In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event.  Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall provide notice to the Noteholders and the Trustee at least fifteen days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(j)           The Company shall not take any action that would result in adjustment of the Conversion Rate, pursuant to this Article 12, in such a manner as to result in the reduction of the Conversion Price to less than the par value per share of the Common Stock.

(k)          Except as specifically described in this Section 12.05, the Conversion Rate will not be subject to adjustment as a result of any issuance of shares of Common Stock, securities convertible into or exchangeable for shares of Common Stock or rights, options or warrants to purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock.  In addition, if the application of the formulas in Sections 12.05(a) through 12.05(e) would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a reverse share split or share combination); provided that, for the avoidance of doubt, if the Company adjusts the Conversion Rate pursuant to Section 12.05(a), 12.05(b), 12.05(c), 12.05(d) or 12.05(e) and the event that gave rise to the adjustment is not paid or made, delivered or issued or fails to become effective, as applicable, the Company may readjust the Conversion Rate as expressly contemplated in the applicable section. Without limiting the foregoing, the Conversion Rate will not be adjusted upon the following events:

(i)           the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of the Common Stock under any plan;

(ii)          the issuance of any shares of the Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of the Company’s Subsidiaries;

(iii)         the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued including the hedge warrants issued in connection with the offering of the Notes;

(iv)         the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any plan of acquisition of the stock or assets of another entity, whether by asset purchase, stock purchase, merger or other combination (except as provided in Section 12.04);

(v)          for a change in the par value of the Common Stock; or

(vi)         for accrued and unpaid interest (including any Additional Interest).

(l)           All calculations and other determinations under this Article 12 shall be made to the nearest one-ten thousandth (1/10,000) of a share.

(m)         The Company shall not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate.  However, the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments with respect to a Note, regardless of whether the aggregate adjustment is less than 1%, on the first VWAP Trading Day in the Observation Period for such Note and, on each subsequent VWAP Trading Day of such Observation Period for such Note, shall be required to make adjustments to the Conversion Rate regardless of whether such adjustments could otherwise be carried forward pursuant to the immediately preceding sentence.

(n)         In the event of an increase in the Conversion Rate above that which would result in the Notes, in the aggregate, becoming potentially convertible into shares in excess of 19.9% of the shares outstanding at the time of the initial offering of the Notes, the Company shall, at its option, either obtain stockholder approval of such issuances or, in accordance with the terms of the Notes, deliver cash in lieu of any shares otherwise deliverable upon conversions in excess of such limitation.

(o)         Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Note at its registered address, within ten days of the effective date of such adjustment.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(p)         For purposes of this Section 12.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.  The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

SECTION 12.06    Shares to Be Fully Paid.  The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion.

SECTION 12.07    Effect of Reclassification, Consolidation, Merger or Sale.

(a)          Upon the occurrence of:

(i)           any recapitalization, reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination for which an adjustment is provided pursuant to Section 12.05);

(ii)          any sale or conveyance to another person of all or substantially all of the property and assets of the Company;

(iii)         any sale, lease or other transfer to another Person of substantially all of the consolidated assets of the Company and its Subsidiaries;

(iv)        a consolidation, merger, or combination involving the Company; or

(v)         any statutory share exchange,

and, in each case, as a result of which the Common Stock will be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination including cash) (any such event, a “Merger Event,” such stock, securities, other property or assets, “Reference Property,” and the kind and amount of such stock, securities, other property or assets that a holder of one share of the Common Stock immediately prior to the effective date of such Merger Event would have been entitled to receive upon the occurrence of such transaction, a “Unit of Reference Property,” provided that if a Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of election by holders of the Common Stock), then each Unit of Reference Property will be deemed to be the Weighted Average Consideration), then:

(A)           on or prior to the effective date of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing for the conversion and settlement of the Notes as set forth in this Indenture and for adjustments to the Conversion Rate that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 12.  If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Noteholders as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 13 herein;

(B)           subject to the provisions of Sections 12.01 and 12.04, at and after the effective date of such Merger Event, the right of Noteholders to convert each $1,000 principal amount of Notes into cash and shares of Common Stock, if any (subject to the Company’s right to pay cash in lieu of all or any portion of the shares of Common Stock), shall be changed into a right to convert each $1,000 principal amount of Notes into cash and Units of Reference Property, if any (subject to the Company’s right to pay cash in lieu of all or any portion of the Units of Reference Property) so that on or after the effective date of such Merger Event,

(1)           references in Section 12.01 to the Last Reported Sale Price of the Common Stock shall be deemed to be references to the Last Reported Sale Price of a Unit of Reference Property;

(2)           the Daily VWAP for a VWAP Trading Day (and any functions thereof) will be calculated based on the value of a Unit of Reference Property on such VWAP Trading Day;

(3)           instead of delivering shares of Common Stock to converting Noteholders as part of the Daily Share Amount for a VWAP Trading Day, the Company shall deliver a number of Units of Reference Property equal to such number of shares of Common Stock (subject to the Company’s right to pay cash in lieu of all or a portion of the Daily Share Amount); and

(4)           instead of delivering an amount of cash in lieu of fractional shares of Common Stock based on the Daily VWAP of the Common Stock, the Company will deliver an amount of cash in lieu of fractional Units of Reference Property, with the amount of cash calculated in accordance with Section 12.02 (except using the Daily VWAP computed in accordance with clause (2) above).

(C)           For the purposes of this Section 12.07, if a Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of election by holders of the Common Stock), the “Weighted Average Consideration” for such Merger Event means the weighted average, per share of Common Stock, of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make an election receive in such Merger Event.

(b)         Notices.

(i)          As soon as practicable after it determines the Weighted Average Consideration, the Company shall notify the Noteholders of the Weighted Average Consideration.

(ii)         As soon as practicable upon learning the anticipated or actual effective date of a Merger Event, the Company shall deliver written notice to the Noteholders stating:

(1)           a brief description of such Merger Event;

(2)           the Conversion Rate in effect on the date the Company delivers such notice;

(3)           the anticipated effective date for the Merger Event;

(4)           that the Notes will be convertible into Reference Property in lieu of shares of Common Stock on and after the effective date for the Merger Event; and

(5)           the composition of a Unit of Reference Property for such Merger Event.

provided, however, that the Company will use commercially reasonable efforts to deliver such written notice at least 45 Scheduled Trading Days immediately prior to the effective date for such Merger Event.

(c)         If the Company executes a supplemental indenture pursuant to this Section 12.07, as promptly as practicable, the Company shall file with the Trustee an Officers’ Certificate briefly describing such Merger Event, the composition of a Unit of Reference Property for such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent to such Merger Event under this Indenture have been complied with.  Any failure to deliver such Officers' Certificate shall not affect the legality or validity of such supplemental indenture.

(d)         The provisions of this Section 12.07 shall apply successively to successive Merger Events.

(e)         The Company covenants that it will not become party to any transaction that would constitute a Merger Event unless the terms thereof are consistent with this Section 12.07.

SECTION 12.08      Certain Covenants.

(a)         The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b)         The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)         The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system, the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

SECTION 12.09      Responsibility of Trustee.  The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Noteholder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.  Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 12.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 12.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.  Neither the Trustee nor any other Conversion Agent shall at any time be under any duty or responsibility to any Noteholder to determine whether any facts exist that may require Additional Interest to be paid by the Company, or the determination of the amount thereof, if any.

SECTION 12.10      Notice to Noteholders Prior to Certain Actions.  In case:

(a)         the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 12.05; or

(b)         the Company shall authorize the granting to all of the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants; or

(c)         of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d)         of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall provide notice to the Trustee and the Noteholders as promptly as possible but in any event at least twenty days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, binding share exchange, sale, transfer, dissolution, liquidation or winding-up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

SECTION 12.11      Stockholder Rights Plans.  To the extent that the Company has a stockholder rights plan or other “poison pill” in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan or poison pill, as the same may be amended from time to time.  If prior to the time of conversion, however, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the holders of the Notes would not be entitled to receive any rights in respect of Common Stock, if any, issuable upon conversion of the Notes, the Conversion Rate will be adjusted at the time of separation as if the Company had distributed to all holders of Common Stock, shares of Capital Stock of the Company, evidence of indebtedness or assets as provided in Section 12.05(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE XIII
REPURCHASE OF NOTES AT OPTION OF HOLDERS

SECTION 13.01      Repurchase at Option of Noteholders upon a Fundamental Change.  (a)  If there shall occur a Fundamental Change at any time prior to the Maturity Date, then each Noteholder shall have the right, at such holder’s option, to require the Company to repurchase for cash all of such holder’s Notes, or any portion thereof that is an integral multiple of $1,000 principal amount, on the date (the “Fundamental Change Purchase Date”) specified by the Company that is not less than twenty Business Days and not more than thirty-five Business Days after the date of the Fundamental Change Company Notice (as defined below) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest (including any Additional Interest), thereon to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), unless the Fundamental Change Purchase Date is after an Interest Record Date and on or prior to the related Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to holders of the Notes as of the preceding Interest Record Date and the Fundamental Change Purchase Price payable to the holder surrendering the Note for repurchase pursuant to this Section 13.01 shall be equal to 100% of the principal amount of the Notes subject to repurchase and will not include any accrued and unpaid interest (including any Additional Interest).  Repurchases of Notes under this Section 13.01 shall be made, at the option of the holder thereof, upon:

(i)           delivery to the Paying Agent by a holder of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form of Exhibit C hereto on or prior to the Business Day immediately preceding the Fundamental Change Purchase Date; and

(ii)          delivery or book-entry transfer of the Notes to the Paying Agent at any time after delivery of the Fundamental Change Purchase Notice (together with all necessary endorsements) at the office of the Paying Agent, such delivery being a condition to receipt by the holder of the Fundamental Change Purchase Price therefor; provided that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 13.01 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice.

The Fundamental Change Purchase Notice shall state:

(A)           if certificated, the certificate numbers of Notes to be delivered for repurchase;

(B)           the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C)           that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are not in certificated form, the Fundamental Change Purchase Notice must comply with appropriate Depositary procedures.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 13.01 shall be consummated by the payment of the Fundamental Change Purchase Price pursuant to Section 13.03(a).

Notwithstanding anything herein to the contrary, any holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 13.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date in accordance with Section 13.02 below.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

(b)         On or before the twentieth calendar day after the occurrence of a Fundamental Change, the Company shall provide notice to holders of record of the Notes (and to beneficial owners if required by applicable law) (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right at the option of the holders arising as a result thereof.  The Company shall also deliver a copy of the Fundamental Change Company Notice to the Trustee, the Paying Agent and the Conversion Agent within five Business Days after the effective date of the Fundamental Change.  Each Fundamental Change Company Notice shall specify:

(i)           the events causing the Fundamental Change;

(ii)          the effective date of the Fundamental Change, and, whether the Fundamental Change is a Make-Whole Fundamental Change, in which case the effective date of the Make-Whole Fundamental Change;

(iii)         the last date on which a holder may exercise the repurchase right pursuant to this Section 13.01;

(iv)        the Fundamental Change Purchase Price;

(v)         the Fundamental Change Purchase Date;

(vi)        if applicable, the name and address of the Paying Agent and the Conversion Agent;

(vii)       if applicable, the applicable Conversion Rate, and any adjustments to the applicable Conversion Rate;

(viii)      if applicable, that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a holder may be converted only if the holder withdraws the Fundamental Change Purchase Notice in accordance with the terms of this Indenture;

(ix)         that the holder must exercise the repurchase right on or prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date (the “Fundamental Change Expiration Time”);

(x)          that the holder shall have the right to withdraw any Notes surrendered prior to the Fundamental Change Expiration Time; and

(xi)         the procedures that holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give a Fundamental Change Company Notice and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 13.01.

(c)         Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes).

(d)         In connection with any purchase offer, the Company will:

(i)          comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, if required under the Exchange Act,

(ii)         file a Schedule TO or any successor or similar schedule, if required under the Exchange Act, and

(iii)        otherwise comply with all federal and state securities laws in connection with any offer by the Company to purchase the Notes.

Notwithstanding anything to the contrary provided in this Indenture, compliance by the Company with Rule 13e-4, Rule 14e-1 and any other tender offer rule under the Exchange Act in accordance with clause (i) above, to the extent inconsistent with any other provision of this Indenture, will not, standing alone, constitute an Event of Default solely as a result of compliance by the Company with such rules.

Notwithstanding the foregoing the Company shall not be required to repurchase the Notes in accordance with this Section 13.01 if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 13.01 and purchases all Notes validly tendered and not withdrawn under such purchase offer.

SECTION 13.02      Withdrawal of Fundamental Change Purchase Notice.

(a)         A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 13.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date specifying:

(i)          the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted,

(ii)         the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

(iii)        the principal amount, if any, of such Note that remains subject to the original Fundamental Change Purchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are not in certificated form, the withdrawal notice must comply with appropriate procedures of the Depositary.

SECTION 13.03      Deposit of Fundamental Change Purchase Price.

(a)         The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Business Day prior to the Fundamental Change Purchase Date, as applicable, an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Purchase Price, as the case may be.  Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the Fundamental Change Expiration Time, if applicable) will be made on the later of (i) the Fundamental Change Purchase Date with respect to such Note (provided the holder has satisfied the conditions in Section 13.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the holder thereof in the manner required by Section 13.01 by mailing checks for the amount payable to the holders of such Notes entitled thereto as they shall appear in the Note Register, provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.  The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Purchase Price, as applicable.

(b)         If by 11:00 a.m., New York City time, on the Fundamental Change Purchase Date the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased as a result of the corresponding Fundamental Change, then (i) such Notes will cease to be outstanding, (ii) interest, including Additional Interest, if any, will cease to accrue on such Notes, and (iii) all other rights of the holders of such Notes will terminate (other than the right to receive the Fundamental Change Purchase Price, as applicable, and previously accrued but unpaid interest, including Additional Interest, if any, upon book-entry transfer or delivery of the Notes), in each case, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent.

(c)          The Registrar need not transfer or exchange any Notes in respect of which a Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Note to be purchased in part, the portion of the Note not to be repurchased).  Upon surrender of a Note that is to be repurchased in part pursuant to Section 13.01, the Company shall execute and the Trustee shall authenticate and deliver to the holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

ARTICLE XIV
MISCELLANEOUS PROVISIONS

SECTION 14.01      Provisions Binding on Company’s Successors.  All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

SECTION 14.02      Official Acts by Successor Corporation.  Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful successor of the Company.

SECTION 14.03      Addresses for Notices, Etc.  Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Noteholders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Kaman Corporation, 1332 Blue Hills Avenue, Bloomfield, Connecticut 06002, Attention:  Robert Starr, Vice President and Treasurer, with a copy to Candace Clark, Senior Vice President & Chief Legal Counsel, and to Crowell & Moring LLP, 1001 Pennsylvania Avenue, NW, Washington, D.C. 20004, Attention:  Morris DeFeo.  Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be deemed to have been sufficiently given to it if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.  Except as otherwise provided herein, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Except as otherwise provided in this Indenture or any Note, where this Indenture or any Note provides for notice of any event to a holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to customary procedures of such Depositary.

The Trustee may rely upon and comply with instructions or directions sent via unsecured facsimile or email transmission provided they are via a Company Order and the Trustee shall not be liable for any loss, liability or expense of any kind incurred by the Company or the holders due to the Trustee’s reliance upon and compliance with instructions or directions given by unsecured facsimile or email transmission, provided, however, that such losses have not arisen from the negligence or willful misconduct of the Trustee, it being understood that the failure of the Trustee to verify or confirm that the person providing the instructions or directions, is, in fact, an authorized person does not constitute negligence or willful misconduct.

SECTION 14.04      Governing Law.  THIS INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

SECTION 14.05      Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee.

(a)         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(i)          an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)         an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

(b)         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)          a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)         a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

(iii)        a statement that, in the opinion of each such person, the person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)        a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 14.06      Legal Holidays.  In any case where any Interest Payment Date, Fundamental Change Purchase Date, Conversion Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue for the period from and after such date.

SECTION 14.07      No Security Interest Created.  Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

SECTION 14.08      Trust Indenture Act.  This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act upon such qualification; provided that this Section 14.08 shall not require that this Indenture or the Trustee be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

SECTION 14.09      Benefits of Indenture.  Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder or the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 14.10      Table of Contents, Headings, Etc.  The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 14.11      Authenticating Agent.  The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.02, Section 2.05, Section 2.06, Section 2.07, Section 2.09, Section 9.04, Section 12.02 and Section 13.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes.  For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication.  Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 6.09.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this section, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company.  The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Noteholders as the names and addresses of such holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 6.02, Section 6.03, Section 6.04, Section 7.03 and this Section 14.11 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 14.11, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

SECTION 14.12      Execution in Counterparts.  This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 14.13      Severability.  In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

SECTION 14.14      Waiver of Jury Trial.  EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 14.15      Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 14.16      Calculations in Respect of the Notes.  Except as otherwise provided herein, the Company shall make all calculations and determinations under this Indenture and the Notes (including, without limitation, the Last Reported Sale Price, Daily VWAPs, accrued interest payable and the Conversion Rate).  All calculations under this Indenture and the Notes shall be made in good faith.  In the absence of manifest error, such calculations shall be final and binding on all holders.  The Company shall provide a copy of any such calculation it has made to the Trustee and the Conversion Agent as required hereunder, and both of the Trustee and Conversion Agent shall be entitled to rely conclusively on the accuracy of any such calculation without independent verification.  The Trustee and any other Conversion Agent shall forward the Company’s calculations or any calculations by the Trustee or such other Conversion Agent, as applicable, to any Noteholder upon the written request of that Noteholder.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

KAMAN CORPORATION

By:	/s/ William C. Denninger
	Name:	William C. Denninger
	Title:	Sr. Vice President &
Chief Financial Officer

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as
Trustee

By:	/s/ Beth Mellinger
	Name:	Beth Mellinger
	Title:	Agent

EXHIBIT A

[FORM OF FACE OF NOTE]

[Include the following legend for Global Notes only (the “Global Securities Legend”):]

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS CONVERTIBLE NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Include the following legend on all Notes that are Restricted Notes (the “Restricted Securities Legend”):]

THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE (AND ANY BENEFICIAL INTEREST HEREIN OR THEREIN) MAY NOT BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT:

(A)TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT;

(C)TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE:  (A) THAT IS AT LEAST ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE NOTES; AND (B) ON WHICH THE COMPANY HAS INSTRUCTED THE TRUSTEE THAT THIS LEGEND WILL NO LONGER APPLY IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE.

PRIOR TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE OF THE COMPANY MAY PURCHASE OR OTHERWISE ACQUIRE NOTES.

KAMAN CORPORATION

3.25% Convertible Senior Note due 2017

No. [ ]	$[ ]

CUSIP No. [       ]

Kaman Corporation, a corporation duly organized and validly existing under the laws of the State of Connecticut (herein called the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO., or its registered assigns,]1 the principal sum of [        ] million Dollars, [as revised by the Schedule of Increases and Decreases in Global Note attached hereto,]2 on November 15, 2017, interest thereon as set forth below and Additional Interest in the manner, at the rates and to the Persons set forth in Sections 4.06 and 5.03, as applicable, of the Indenture.

The Company promises to pay interest on the principal amount of this Note at the rate of 3.25% per annum (subject to increase pursuant to Sections 4.06 and 5.03, as applicable, of the Indenture) from November 19, 2010 semiannually in arrears on May 15 and November 15 of each year, commencing on May 15, 2011, to holders of record at the close of business on the preceding November 1 and May 1 (whether or not such day is a Business Day), respectively, until the maturity or earlier conversion or repurchase.  Interest on the Note will accrue from the most recent date to which interest has been paid, or, if no interest has been paid on the Note, from November 19, 2010.

Payment of the principal of and accrued and unpaid interest (including any accrued and unpaid Additional Interest) on this Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that any payment to the Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Trustee and Paying Agent (if different from Trustee).

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into cash or a combination of cash and shares of Common Stock of the Company, as applicable, on the terms and subject to the limitations set forth in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

1 Use bracketed language for a Global Note.
2 Use bracketed language for a Global Note.

This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

KAMAN CORPORATION

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

[FORM OF REVERSE OF NOTE]

KAMAN CORPORATION
3.25% Convertible Senior Note due 2017

This Note is one of a duly authorized issue of Notes of the Company, designated as its 3.25% Convertible Senior Notes due 2017 (the “Notes”), limited to the aggregate principal amount of $115,000,000 all issued or to be issued under and pursuant to an Indenture dated as of November 19, 2010 (as such may be amended from time to time, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.  Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest, including Additional Interest, if any, on all Notes may be declared, by either the Trustee or the holders of not less than 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the principal amount on the Maturity Date to the holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note.  The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the holders of the Notes, and in other circumstances, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein.  It is also provided in the Indenture that, subject to certain exceptions, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued and unpaid interest (including any Additional Interest) on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof.  At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the holder of the new Notes issued upon such exchange of Notes being different from the name of the holder of the old Notes surrendered for such exchange.

Subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the holder has the right, at such holder’s option, to require the Company to repurchase for cash all of such holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.

Subject to the provisions of the Indenture, the holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes into cash or a combination of cash and shares of Common Stock, as applicable, at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -as tenants in common	UNIF GIFT MIN ACT
Custodian
(Cust)
TEN ENT as tenants by the entireties
(Minor)
JT TEN -as joint tenants with right of survivorship and not as tenants in common	Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used
though not in the above list.

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE3

KAMAN CORPORATION
3.25% Convertible Senior Notes due 2017

The initial principal amount of this Global Note is $[   ].  The following increases or decreases in this Global Note have been made:

Date:	Amount of decrease in Principal Amount of this Date Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

3 For Global Notes only.

EXHIBIT B

[FORM OF NOTICE OF CONVERSION]

To:  KAMAN CORPORATION

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that an amount of a cash, together with a number of shares of Common Stock issuable and deliverable upon such conversion, if any, payable upon conversion, be issued and delivered to the registered holder hereof unless a different name has been indicated below.  If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.  Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible
Guarantor Institution (banks, stock brokers,
savings and loan associations and credit unions)
with membership in an approved signature
guarantee medallion program pursuant to
Securities and Exchange Commission
Rule 17Ad-15 if shares of Common Stock are to
be issued, or Notes to be delivered, other than to
and in the name of the registered holder.

B-1

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the
registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $__,000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

B-2

EXHIBIT C

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To:  KAMAN CORPORATION

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Kaman Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to repay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after an Interest Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest (including any Additional Interest) thereon to, but excluding, such Fundamental Change Purchase Date.

In the case of Certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $__,000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

C-1

EXHIBIT D

[FORM OF ASSIGNMENT AND TRANSFER]

For value received ______ hereby sell(s), assign(s) and transfer(s) unto _______ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints ________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐ To Kaman Corporation or a subsidiary thereof; or

☐ For so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act of 1933, as amended, to a person it reasonably believes is a qualified institutional buyer (as defined in Rule 144A) that purchases for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A; or

☐ Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐ Pursuant to any other available exemption from the registration requirements of the Securities Act of 1933, as amended, if available.

D-1

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible
Guarantor Institution (banks, stock brokers, savings
and loan associations and credit unions) with
membership in an approved signature guarantee
medallion program pursuant to Securities and
Exchange Commission Rule l7Ad-15 Notes are to
be delivered, other than to and in the name of the
registered holder.

NOTICE:  The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

D-2

EXHIBIT E

RESTRICTED STOCK LEGEND

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS SECURITY (AND ANY BENEFICIAL INTEREST HEREIN OR THEREIN) MAY NOT BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT:

(A)TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR

(C)UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE:  (A) THAT IS AT LEAST ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE COMPANY’S 3.25% CONVERTIBLE SENIOR NOTES DUE 2017; AND (B) ON WHICH THE COMPANY HAS INSTRUCTED THE TRANSFER AGENT THAT THIS LEGEND WILL NO LONGER APPLY, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE FOR THE NOTES.

PRIOR TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (C), THE COMPANY AND THE COMPANY’S TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

E-1